Exhibit 3.6

EXECUTION VERSION

LIMITED LIABILITY COMPANY AGREEMENT

OF

AMERICAN PETROLEUM TANKERS HOLDING LLC

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TABLE OF CONTENTS

ANNEX

Annex A:	Definitions

SCHEDULES

Schedule A	Estimated Vessel Costs
Schedule B	Assumed Target Prices
Schedule 3.2	Members, Capital Commitments and Capital Accounts
Schedule 6.4(a)	Initial Board of Directors
Schedule 6.4(f)	Specified Activities

EXHIBITS

Exhibit A:	Form of Membership Interest
Exhibit B:	Form of Collateral Assignment
Exhibit C:	Form of Subsidiary LLC Agreement
Exhibit D:	Form of Class A Member Interest Transfer

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LIMITED LIABILITY COMPANY AGREEMENT

OF

AMERICAN PETROLEUM TANKERS HOLDING LLC

LIMITED LIABILITY COMPANY AGREEMENT (this “LLC Agreement”) of American Petroleum Tankers Holding LLC (the “Company”), dated as of April 23, 2010 is entered into by the undersigned members (each, a “Member”).

ARTICLE I

FORMATION OF THE COMPANY

Section 1.1 Formation of the Company. The Company was formed as a limited liability company under the LLC Act by the filing of its Certificate of Formation on April 7, 2010 (the “Formation Date”) with the Office of the Secretary of State of the State of Delaware.

Section 1.2 Name. The name of the Company is “American Petroleum Tankers Holding LLC”, and all business of the Company shall be conducted in such name or, in the discretion of the Managing Member, under any other name; provided, however, that the Managing Member may change the name of the Company only upon executing and filing an amendment to the Certificate of Formation and delivering notice thereof to all the Members.

Section 1.3 Business of the Company. The purposes of the Company are limited to (i) issuing the Class A Interests and the Class B Interests, (ii) entering into the Vessel Management Agreement, the Vessel Debt Documents and certain other Transaction Documents and performing its obligations under and consummating the transactions contemplated by the Transaction Documents to which it is a party, (iii) owning, managing, protecting, conserving and disposing of the Permitted Assets (which may be done through one or more Company Subsidiaries), including taking all actions necessary or desirable for the construction, acquisition, chartering and operation and disposition of the Initial Vessels, (iv) engaging in such activities as are permitted under this LLC Agreement and (v) engaging in activities related or incidental to the foregoing. The Company (for itself or as a member of any Company Subsidiary, as the case may be), and the Managing Member on behalf of the Company, may, subject to Article VI, enter into and perform the Transaction Documents and all documents, agreements, certificates and financing statements contemplated thereby or related thereto, all without further act, vote or approval of any Person. The authorization set forth in the preceding sentence shall not be deemed a restriction on the power and authority of the Managing Member to enter into other agreements or documents on behalf of the Company in accordance with the terms of this LLC Agreement and the other Transaction Documents, and the Managing Member is hereby directed by the Members to enter into the Transaction Documents to which the Company is to be a party on behalf of the Company and to cause the Company to perform its obligations thereunder. The Company shall have the power to do any and all acts necessary, appropriate, proper, advisable, incidental or convenient to or in furtherance of the purposes of the Company set forth in this Section 1.3 and shall have, without limitation, any and all powers that may be exercised on behalf of the Company by the Managing Member pursuant to Article VI.

Section 1.4 Location of Principal Place of Business; Registered Office. The principal place of business of the Company shall be at c/o Blackstone Capital Partners V USS, L.P., 345 Park Avenue, 29th floor, New York, NY, 10154. The registered office of the Company in the State of Delaware shall be located at 2711 Centerville Road, Suite 400, Wilmington, Delaware, or any successor office designated by the Managing Member by filing an amendment to the Company’s Certificate of Formation.

Section 1.5 Filings; Registered Agent.

(a) Filings. Alon Harnoy is hereby designated an “authorized person” within the meaning of the LLC Act and has executed and filed the Certificate of Formation of the Company with the Secretary of State of the State of Delaware. After such filing, Alon Harnoy ceased to be an authorized person, and the Managing Member is designated as the Company’s “authorized person” within the meaning of the LLC Act.

The Managing Member shall take any and all other actions necessary to perfect and maintain the status of the Company as a limited liability company under the laws of the State of Delaware, including the preparation, execution and filing of amendments to the Certificate of Formation and such other certificates, documents and instruments as may be required by law. In addition, the Managing Member may, with prior written notice to the Class A Members, register or qualify the Company as a limited liability company in any jurisdiction in which registration or qualification is necessary or appropriate because of properties or activities of the Company in that jurisdiction.

(b) Delivery of Certificates, etc. in Connection With Qualification of the Company. At the request of the Managing Member, each Member shall execute, acknowledge, swear to and deliver all certificates and other instruments conforming with this LLC Agreement that are necessary or appropriate to form, qualify, continue and, in connection with a liquidation of the Company in accordance with Article XII, terminate the Company as a limited liability company under the laws of the State of Delaware and to qualify, continue and terminate the Company as a foreign limited liability company in all other jurisdictions in which the Company may so qualify, all to the extent contemplated and required by this LLC Agreement.

(c) Registered Agent. The registered agent for service of process on the Company in the State of Delaware shall be Corporation Service Company, with its address at 2711 Centerville Road, Suite 400, Wilmington, Delaware, or any successor as appointed by the Managing Member by filing an amendment to the Company’s Certificate of Formation.

(d) Dissolution. Upon the dissolution and completion of the winding up and liquidation of the Company, the Liquidator, as an authorized person within the meaning of the LLC Act, shall promptly execute and cause to be filed statements of intent to dissolve and certificates of cancellation in accordance with the LLC Act and the laws of any other states or jurisdictions in which the Liquidator deems such filing necessary or advisable.

Section 1.6 Term. The term of the Company commenced on the Formation Date and shall continue until the Company’s Certificate of Formation is cancelled following the winding up and liquidation of the Company and the completion of its business following a Liquidating Event as provided in Article XII.

Section 1.7 Title to Company Property. All Company Property shall be owned by the Company as an entity, and no Member shall have any ownership interest in such property in its individual name or right. Each Member’s interest in the Company shall be personal property for all purposes. The Company shall hold all of its property in the name of the Company and not in the name of any Member.

Section 1.8 Payments of Individual Obligations. The Company’s credit and assets shall be used solely for the benefit of the Company, and no asset of the Company shall be transferred or encumbered for or in payment of any individual obligation of any Member.

ARTICLE II

DEFINITIONS

Section 2.1 Definitions. Unless otherwise defined herein or the context otherwise requires, capitalized terms used in this LLC Agreement (including the Schedules and Exhibits hereto) shall have the meanings set forth in Section 1.01 of Annex A hereto, and if not defined therein, in the Transaction Documents.

Section 2.2 Rules of Construction. This LLC Agreement and the definitions referred to in Section 2.1 shall be governed by, and construed in accordance with, the rules of construction set forth in Section 1.02 of Annex A hereto.

ARTICLE III

INTERESTS; MEMBERS; CAPITAL CONTRIBUTIONS; ADDITIONAL AGREEMENTS

Section 3.1 Interests. There shall be two classes of Interests: a Class A Member Interest and a Class B Member Interest. Certificates in the form attached as Exhibit A hereto (each, a “Certificate of Interest”) shall be issued to the Class A Members and the Class B Members to evidence their respective Interests herein. Each of the parties hereto hereby acknowledges and agrees that the Interests shall constitute “securities” governed by Article 8 of the Uniform Commercial Code as in effect in any applicable jurisdiction. A holder of a Class A Member Interest that has been admitted to the Company as a member shall have all of the rights and obligations provided to a Class A Member under this LLC Agreement, and a holder of a Class B Member Interest that has been admitted to the Company as a member shall have all of the rights and obligations provided to a Class B Member under this LLC Agreement. Each Certificate of Interest shall contain a legend containing conspicuous notice of the restrictions on transfers of Interests in this LLC Agreement. The Company shall maintain books for the purpose of registering the transfer of limited liability company interests.

Section 3.2 Class A Members and Class B Members.

(a) Class A Members. Upon their execution of a counterpart to this LLC Agreement, and without any further action being necessary, each of Blackstone Mezzanine Partners II USS L.P., Blackstone Mezzanine Holdings II USS L.P., Blackstone Family Investment Partnership V-A USS SMD L.P., Blackstone Participation Partnership V USS L.P., Blackstone Family Investment Partnership V USS L.P., Blackstone Family Mezzanine Partnership II USS SMD L.P., Blackstone Capital Partners V USS L.P., Cerberus Partners, L.P. and Styx Partners, L.P. (each, an “Initial Class A Member”) is hereby admitted to the Company as a Class A Member and shall be listed on Schedule 3.2 as such. The name and address of each Initial Class A Member and the Capital Account balance of each such Class A Member on and as of the date hereof shall be as set forth in Schedule 3.2 hereto. The Managing Member is hereby authorized and directed to execute and deliver a separate Certificate of Interest in the name of each Initial Class A Member representing its Class A Member Interest, and upon such execution and delivery, such Class A Member Interest shall be duly authorized and validly issued.

(b) Class B Members. Upon their execution of a counterpart to this LLC Agreement, and without any further action being necessary, each of Blackstone Mezzanine Partners II USS L.P., Blackstone Mezzanine Holdings II USS L.P., Blackstone Family Investment Partnership V-A USS SMD L.P., Blackstone Participation Partnership V USS L.P., Blackstone Family Investment Partnership V USS L.P., Blackstone Family Mezzanine Partnership II USS SMD L.P., Blackstone Capital Partners V USS L.P., Cerberus Partners, L.P. and Styx Partners, L.P. (each, an “Initial Class B Member”) is hereby admitted to the Company as a Class B Member and shall be listed on Schedule 3.2 as such. The name and address of each Initial Class B Member and the Capital Account balance of each such Class B Member on and as of the date hereof shall be as set forth in Schedule 3.2 hereto. The Managing Member is hereby authorized and directed to execute and deliver a separate Certificate of Interest in the name of each Initial Class B Member representing its Class A Member Interest, and upon such execution and delivery, such Class A Member Interest shall be duly authorized and validly issued.

Section 3.3 Capital Contributions.

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(g) Certain Deemed Capital Contributions and Additional Loans. To the extent that any Class A Member or any of its respective Affiliates makes a payment pursuant to the Funding Agreement (which is neither an actual Advance under the Credit Agreement nor an actual Capital Contribution), such Class A Member shall be deemed to have made on the date of such payment under the Funding Agreement a subordinated loan to the Company in the amount of such payment, which subordinated loan shall bear interest and compound interest as if such subordinated loan constituted an Advance under the Credit Agreement and shall be repayable out of amounts available pursuant to Article V of the Security Agreement or as otherwise a provided in this Agreement. All amounts distributed to a Class A Member in respect of such subordinated loans pursuant to the Security Agreement shall be applied first to accrued but unpaid interest and second to the principal amount of such subordinated loans.

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(i) No Other Contributions. No Member shall be permitted to make Capital Contributions to the Company without the prior written consent of all Members.

Section 3.4 Additional Agreements Among Members.

(a) Return of Capital Contributions. Except as otherwise provided in Article V, Article XII or in the LLC Act, no Member shall be entitled to demand or receive a return of its Capital Contributions or withdraw its capital from Company without the consent of all Members. Under circumstances requiring a return of any Capital Contributions, no Member shall have the right to receive property other than Cash.

(b) Return on Capital. No Member shall receive any interest or draw with respect to its Capital Contributions or its Capital Account, except as otherwise provided in this LLC Agreement.

(c) Obligations of the Company. Except as required by the LLC Act, no Member (including the Managing Member) shall be personally liable for the debts, liabilities, contracts or any other Obligations of the Company, solely by reason of being a Member (or Managing Member). Except as otherwise provided by mandatory provisions of applicable state law or the provisions of this Article III, a Member shall not be required to lend any funds to the Company or to make any Capital Contributions to the Company. No Member shall be liable for the payment, repayment or return of any Capital Contributions of the other Members.

(d) Other Investments. Each Member acknowledges that the other Members and their Affiliates are free to engage or invest in an unlimited number of activities or businesses, any one or more of which may be related to the activities or businesses of the Company, without having or incurring any obligation to offer any interest in such activities or businesses to the Company or any Member, and neither this LLC Agreement nor any activity undertaken pursuant to this LLC Agreement shall prevent any Member or its Affiliates from engaging in such activities, or require any Member to permit the Company or any Member or its Affiliates to participate in any such activities, and as a material part of the consideration for the execution of this LLC Agreement by each Member, each Member hereby waives, relinquishes, and renounces any such right or claim of participation. Each Member acknowledges that certain conflicts of interest may thus arise and hereby agrees that the specific rights with respect to the Members’ and their Affiliates’ freedom of action provided in this Section 3.4(d), together with the other provisions of this LLC Agreement, are sufficient to protect their respective interests in relation to such possible conflicts and are to be in lieu of all other possible limitations which might otherwise be implied in fact, in law or in equity.

Notwithstanding the foregoing, the Class B Members agree that they shall not purchase, construct or lease, any crude, chemical or petroleum product vessel that was built since January 1, 1996 in excess of 30,000 deadweight tons that could operate in United States coastwise trade until all Vessels have been sold pursuant to Article XI or, if any of such Vessels have not been sold, each such Vessel is subject to a Conforming Charter.

Section 3.5 Indemnity by the Class B Members.

(a) Indemnity. The Class B Members agree to indemnify each Class A Member and each of its members, agents, Affiliates, directors, officers and employees (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities, and related expenses (including the reasonable fees, charges and disbursements of any counsel for any Indemnitee) but excluding consequential, special or punitive damages, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of, any claim, litigation, investigation or proceeding brought by an unrelated third party (including, without limitation, environmental claims and liabilities), whether based on contract, tort or any other theory, against such Indemnitee in its capacity as a Class A Member (or as an Affiliate, member, agent, director, officer or employee of a Class A Member), to the extent that the subject matter of such claim, action or proceeding arises out of or relates to (i) the execution or delivery of this LLC Agreement or any agreement or instrument contemplated hereby, the proper performance by the parties hereto of their respective obligations hereunder or the consummation of the transactions contemplated hereby, (ii) any use of the proceeds from the Class A Member’s Capital Contributions, (iii) the construction, delivery, possession, use, ownership, operation, condition, manufacture, design, chartering, subchartering, sale or other disposition, modification, alteration, registration or maintenance of any Vessel, (iv) the presence of or release of any hazardous material or oil from any Vessel or caused by any Vessel, or (v) the loss of or damage to any property, natural resources or the environment, or death of or injury to any Person, resulting from or relating to any Vessel or the presence or release of any hazardous material or oil therefrom; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses have resulted from (i) the gross negligence or willful misconduct of such Indemnitee or (ii) the acts or omissions of the Company, any Company Subsidiary or the Managing Member. For the avoidance of doubt, the indemnity provided in this Section 3.5 is not a guarantee or assurance that any Class A Member will receive a return of its Capital Contribution or any return thereon and shall not extend to any losses incurred by any Class A Member as a result of distributions not being made pursuant to Section 5.1 or Section 12.1 of this Agreement as a result of there being insufficient Available Cash or Company Property for any reason.

(b) Indemnification Procedures. The procedure for indemnification under this Section 3.5 shall be as follows:

(1) The Indemnitee shall give notice to the Class B Members of any claim, litigation, investigation or proceeding for which the Indemnitee is entitled to indemnification under Section 3.5(a) (an “Indemnified Claim”) specifying the basis for such Indemnified Claim. Such notice shall be given by such Indemnitee within ten (10) Business Days after written notice of such Indemnified Claim was received by such Indemnitee; provided, that failure to deliver notice shall not affect an Indemnitee’s right to indemnification hereunder, except to the extent that such failure materially and adversely affects the ability of the Class B Members to defend the Indemnified Claim in accordance with the following paragraph.

(2) With respect to any Indemnified Claim, each Class B Member shall have the right, so long as it has acknowledged its obligation to indemnify the Indemnitee in respect of such Indemnified Claim, at its own expense, to participate in or assume control of the defense of such Indemnified Claim, and the Indemnitee shall cooperate fully with such Class B Member, subject to reimbursement for all expenses incurred by such Indemnitee. If a Class B Member elects to assume control of the defense of any Indemnified Claim, the Indemnitee shall have the right to participate in the defense of such Indemnified Claim at its own expense; provided that such expense shall be at the expense of such Class B Member if (i) such Class B Member has authorized such expense in writing, (ii) such Class B Member has not employed counsel with respect to the defense of such Indemnified Claim within a reasonable amount of time after such election or (iii) the Indemnitee has been advised by counsel that one or more defenses may be available to it that are different from or additional to those to such Class B Member. If any Class B Member does not elect to assume control or otherwise participate in the defense of any Indemnified Claim, it shall be bound by the results obtained by the Indemnitee with respect to such Indemnified Claim. Any Class B Member shall have the right to settle any Indemnified Claim without the consent of the Indemnitee so long as the settlement fully releases such Indemnitee from any and all liability with respect to such Indemnified Claim and the settlement does not impose any then-current or continuing obligation or liability on any Indemnitee. The Indemnitee shall not settle any Indemnified Claim without the prior written consent of each Class B Member (such consent not to be unreasonably withheld).

Section 3.6 Representations and Warranties.

(a) Representations and Warranties by Each Member. Each Member hereby represents and warrants to the Company and the other Members that (1) it is duly organized and validly existing under the laws of the jurisdiction of its organization and has all requisite power and authority to execute, deliver and perform this Agreement and to perform the other Transaction Documents to which it is a party and to consummate the transactions contemplated herein and therein, (2) the execution, delivery and performance of this Agreement and the performance of such other Transaction Documents, and the consummation of such transactions have been duly authorized by it and this Agreement constitutes its legal, valid and binding obligation, (3) it is a “citizen of the United States” within the meaning of Section 2 of the Shipping Act of 1916, (4) the execution, delivery and performance of this Agreement and the performance of the other Transaction Documents and the consummation of such transactions do not require any filing or registration with, notification to, or authorization, permit, consent or approval of, or other action by or in respect of, any Governmental Authority or any other Person, will not conflict with the provisions of its governing instruments or violate any provisions of applicable law or regulation or any order of any court or regulatory body and will not result in the breach of, or constitute a default, or require any consent, under any agreement, instrument or document to which it is a party or by which it or any of its property may be bound or affected and (5) it is an “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act and is not acquiring its Member Interests with a view to any distribution thereof in a transaction that would violate the Securities Act or the securities laws of any state of the United States and understands the restrictions on transfer applicable to the Member Interests contained herein and in the Certificate of Interest.

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ARTICLE IV

ALLOCATION OF NET INCOME AND NET LOSSES

Section 4.1 Allocation of Net Income and Net Losses. Except as otherwise provided in this Article IV, the Company’s Net Income or Net Losses, as the case may be, and each item of income, gain, loss and deduction entering into the computation thereof, for each Allocation Period shall be allocated to the Members for Capital Account purposes as follows:

(a) Net income. Net Income shall be allocated in the following order and priority:

(i) First, to each Member in an amount proportionate to and to the extent of (x) the cumulative Net Losses allocated to such Member pursuant to Section 4.1(b)(ii) for the current and all prior Allocation Periods, over (y) the cumulative Net Income allocated to such Member pursuant to this Section 4.1(a)(i) for all prior Allocation Periods;

(ii) Second, 100% to the Class A Members in proportion to the aggregate Capital Contributions of each until each Class A Member’s Adjusted Capital Account is an amount which, if distributed to that Member at the end of the Allocation Period, taking into account allocations under clause (i) above for such Allocation Period, would cause that Member to have received an IRR of 15%;

(iii) Third, 100% to the Class B Members (in proportion to the aggregate Capital Contributions of each) until each Class B Member’s Adjusted Capital Account is an amount which, if distributed to such Member at the end of the Allocation Period, taking into account allocations under clause (i) above for such Allocation Period, would cause that Member to have received an IRR of 15%;

(iv) Fourth, 55.0% to the Class A Members (in proportion to the aggregate Capital Contributions of each) and the balance to the Class B Members (in proportion to the aggregate Capital Contributions of each) until each Class A Member’s Adjusted Capital Account is an amount which, if distributed to that Member at the end of the Allocation Period, taking into account allocations under clauses (i) and (ii) above for such Allocation Period, would cause that Member to have received an IRR of 20%; and

(v) thereafter, 20.0% to the Class A Members (in proportion to the aggregate Capital Contributions of each) and the balance to the Class B Members (in proportion to the aggregate Capital Contributions of each).

For purposes of this Section 4.1(a), any transferee or successor to a Member shall be deemed to have made Capital Contributions in respect of its Interest in the amounts and times made by the predecessors in interest to such Member in respect of that Interest.

(b) Net Losses. Net Losses shall be allocated in the following order and priority:

(i) First, to each Member in proportion to and to the extent of the excess, if any, of (x) the cumulative Net Income allocated to such Member pursuant to Section 4.1(a)(ii) through Section 4.1(a)(v) for the current and all prior Allocation Periods in the inverse order such allocations of Net Income were made, over (y) the cumulative Net Losses allocated to such Member pursuant to this Section 4.1(b)(i) for all prior Allocation Periods;

(ii) Second, to each Member in proportion to such Member’s Adjusted Capital Account balance; provided that Net Losses shall not be allocated pursuant to Sections 4.1(b)(i) and 4.1(b)(ii) to the extent such allocation would cause any Member to have a deficit balance in such Member’s Adjusted Capital Account at the end of such Allocation Period, and any allocation of Net Losses that would cause any Member to have a deficit balance in such Member’s Adjusted Capital Account at the end of such Allocation Period shall be allocated to the other Members until there is no Member to whom an allocation could be made pursuant to Sections 4.1(b)(i) and 4.1(b)(ii) without causing the Member to have a deficit balance in such Member’s Adjusted Capital Account at the end of such Allocation Period and, thereafter, to the Class B Members.

Section 4.2 Special Allocations. (a) Minimum Gain Chargeback/Member Minimum Gain Chargeback. If there is a net decrease in Company Minimum Gain for an Allocation Period, then there shall be allocated to each Member items of Company income and gain for that Allocation Period (and if necessary subsequent Allocation Periods) equal to that Member’s share of the net decrease in Company Minimum Gain (within the meaning of Regulation § 1.704-2(g)(2)), subject to the exceptions set forth in Regulation § 1.704-2(f)(2) and (3), and to any exceptions provided by the Commissioner of the Internal Revenue Service pursuant to Regulation § 1.704-25), provided, that if the Company has any discretion as to an exception provided pursuant to Regulation § 1.704-2(5), the Tax Matters Member may exercise reasonable discretion on behalf of the Company, which discretion shall be exercised in good faith so as not to prejudice the interests of any Member. Allocations of excepted items and other items pursuant to the previous sentence shall be made in proportion to the respective amounts of the Members’ shares of Company Minimum Gain under Regulation § 1.704-2(g). The items to be so allocated shall be determined in accordance with Regulation §§ 1.704-2(6) and 1.704-2(j)(2). The foregoing is intended to be a “minimum gain chargeback” provision as described in Regulation § 1.704-2 and shall be interpreted and applied in all respects in accordance with that Regulation.

If during an Allocation Period there is a net decrease in Member Nonrecourse Debt Minimum Gain attributable to a Member Nonrecourse Debt, then, in addition to the amounts, if any, allocated pursuant to the preceding paragraph, any Member with a share of that Member Nonrecourse Debt Minimum Gain (determined in accordance with Regulation § 1.704-2(i)(5)) shall, subject to the exceptions set forth in Regulation § 1.704-2(4), be allocated items of Company income and gain for such Allocation Period (and, if necessary, subsequent Allocation Periods) equal to that Member’s share of the net decrease in the Member Nonrecourse Debt Minimum Gain. Allocations of excepted items and other items pursuant to the previous sentence shall be made in proportion to the respective amounts of the Members’ shares of Member Nonrecourse Debt Minimum Gain under Regulations § 1.704-2(i)(5). The items to be so allocated shall be determined in accordance with Regulation §§ 1.704-2(i)(4) and 1.704-2(j)(2). The foregoing is intended to be the “chargeback of partner nonrecourse debt minimum gain” required by Regulation § 1.704-2(i)(4) and shall be interpreted and applied in all respects in accordance with that Regulation.

(b) Qualified Income Offset. If during any Allocation Period a Member unexpectedly receives any adjustment, allocation or distribution described in Regulation § 1.704- 1(b)(2)(ii)(d)(4), (5) or (6), which causes or increases a deficit balance in such Member’s Adjusted Capital Account, there shall be allocated to such Member items of Company income and gain (consisting of a pro rata portion of each item of income, including gross income, and gain of the Company for such Allocation Period) in an amount and manner sufficient to eliminate such deficit as quickly as possible provided that an allocation pursuant to this Section 4.2(b) shall be made only if and to the extent that the Member would have a deficit balance in its Adjusted Capital Account after all other allocations provided for in this Article IV have been tentatively made as if this Section 4.2(b) were not in this LLC Agreement. The foregoing is intended to be a “qualified income offset” provision as described in Regulation § 1.704-1(b)(2)(ii)(d) and shall be interpreted and applied in all respects in accordance with that Regulation.

(c) Gross Income Allocation. In the event that any Member has a deficit balance in its Adjusted Capital Account at the end of any Allocation Period, such Member shall be allocated items of Company income and gain in the amount of such deficit as quickly as possible; provided that an allocation pursuant to this Section 4.2(c) shall be made only if and to the extent that the Member would have a deficit balance in its Adjusted Capital Account after all other allocations provided for in this Article IV have been tentatively made as if Section 4.2(b) and this Section 4.2(c) were not in this LLC Agreement.

(d) Member Nonrecourse Deductions. Notwithstanding anything to the contrary in this Article IV, losses, deductions, or expenditures subject to Code § 705(a)(2)(B) that are attributable to a particular Member Nonrecourse Debt for any Allocation Period shall be allocated to the Member that bears the economic risk of loss with respect to the Member Nonrecourse Debt to which the losses, deductions, or expenditures are attributable in accordance with the rules of Regulation § 1.704-2(i).

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(f) Section 754 Adjustments. To the extent Capital Accounts are required under Code §§ 734(b) and 743(b), including by reason of Regulation § 1.704-1(b)(2)(iv)(m)(2) or (4), to reflect the adjustment to the adjusted tax basis of any Company asset as a result of the distribution to a Class A Member in complete liquidation of its Class A Member Interest, the amount of such adjustment shall be treated as an item of gain (if the adjustment is an increase in such basis) or loss (if the adjustment is a decrease in such basis) that is allocated to the Members in accordance with their interests pursuant to Regulation § 1.704-1(b)(2)(iv)(m)(2) or to the Member to whom such distribution was made pursuant to Regulation § 1.704-1(b)(2)(iv)(m)(4) as applicable.

Section 4.3 Curative Allocations. The allocations set forth in Sections 4.2(a), 4.2(b), 4.2(c), 4.2(d) and 4.2(f) (the “Regulatory Allocations”) are intended to comply with certain requirements of the Regulations. It is the intent of the Members that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with allocations of other items of income, gain, loss or deduction of the Company pursuant to this Section 4.3. Therefore, notwithstanding any other provision of this Article IV (other than the Regulatory Allocations), the Tax Matters Member shall make such offsetting allocations of income, gain, loss or deduction of the Company in whatever manner it determines appropriate so that, after such offsetting allocations are made, each Member’s Capital Account balance is, to the extent possible, equal to the Capital Account balance such Member would have had if the Regulatory Allocations were not part of this LLC Agreement and all items of the Company were allocated pursuant to this Article IV without regard to the Regulatory Allocations. In exercising its discretion under this Section 4.3, the Tax Matters Member shall take into account future Regulatory Allocations under Section 4.2(a) that, although not yet made, are likely to offset other Regulatory Allocations previously made under Sections 4.2(d) and 4.2(f). If the Tax Matters Member deems it appropriate it may make offsetting allocations in a prior taxable year to the extent such allocations would be permissible pursuant to Code §761(c).

Section 4.4 Other Allocation Rules.

(a) Net Income, Net Losses and any other items of income, gain, loss or deduction shall be allocated to the Members pursuant to this Article IV as of the last day of each Allocation Period; provided that Net Income, Net Losses and such other items shall also be allocated at such other times as the Gross Asset Values of Company Property are adjusted pursuant to clause (ii) of the definition of Gross Asset Value.

(b) The Members hereby agree to be bound by the provisions of this Article IV in reporting their shares of the Company income and loss for income tax purposes, except to the extent otherwise required by law. Notwithstanding any requirements of law as to allocations for income tax purposes, the Members agree, for purposes of maintaining their Capital Accounts, to be bound by the allocations contained in this Article IV.

(c) To the extent permitted by Regulation § 1.704-2(h)(3), the Tax Matters Member shall endeavor to treat distributions of Available Cash as having been made from the proceeds of a Nonrecourse Liability (within the meaning of Regulation § 1.704-2(b)(3)) but only to the extent that such distributions otherwise would cause or increase a deficit balance of a Class A Member’s Adjusted Capital Account.

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Section 4.5 Tax Allocations; Code § 704(c). In accordance with Code § 704(c) and the applicable Regulations thereunder, income, gain, loss, and deduction with respect to any property contributed to the capital of the Company shall, solely for tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its initial Gross Asset Value.

In the event the Gross Asset Value of any asset of the Company is adjusted pursuant to clause (ii) of the definition of Gross Asset Value, subsequent allocations of income, gain, loss, and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in the same manner as under Code § 704(c) and the applicable Regulations thereunder.

Any elections or other decisions relating to such allocations shall be made by the Tax Matters Member in any manner that reasonably reflects the purpose and intent of this LLC Agreement, provided that the Company shall elect to apply any allocation method permitted by the Regulations under Code § 704(c). Allocations pursuant to this Section 4.5 are solely for purposes of federal, state, and local taxes and shall not affect, or in any way be taken into account in computing, any Member’s Capital Account or share of Net Income, Net Losses, other items, or distributions pursuant to any provision of this LLC Agreement.

Except as otherwise provided in this LLC Agreement, for federal, state and local income tax purposes, all items of income, gain, loss, deduction of the Company, and any other allocations not otherwise provided for shall be allocated for federal income tax purposes to the Members in the same manner as its correlative item of “book” income, gain, loss or deduction is allocated pursuant to Sections 4.1, 4.2 and 4.3.

Section 4.6 Order of Allocations. All allocations made pursuant to this Article IV shall be made in the following order:

(i) Section 4.2(a);

(ii) Section 4.2(d);

(iii) Section 4.1;

(iv) Section 4.3;

(v) Section 4.2(b); and

(vi) Section 4.2(c).

Such provisions shall be applied as if all distributions and allocations were made at the end of the applicable Allocation Period. Where any provision depends on the balance of a Capital Account of any Member, that Capital Account shall be determined after the operation of all preceding provisions for the applicable Allocation Period. These allocations shall be made consistently with the requirements of Regulation § 1.704-2(j).

Section 4.7 Calculation of Depreciation, Etc. Depreciation shall be calculated under the maximum rate and the shortest life permissible under the federal income tax law; provided that if federal income tax law changes in a way which increases the tax benefits available to the Members attributable to the Company’s assets (whether by the introduction of an investment tax credit, energy tax credit or otherwise), the Tax Matters Member shall modify the allocations contained in this LLC Agreement or, as necessary, other provisions contained in this LLC Agreement, so as, to the extent commercially reasonable, to cause the Class A Members to obtain the same benefits they had prior to such change; provided further that no such modification shall reduce the Available Cash otherwise Distributable to any Class A Member or cause any Class A Member any adverse federal income tax consequence as compared to the federal income tax law prior to such change.

ARTICLE V

DISTRIBUTIONS; WITHDRAWALS

Section 5.1 Distributions.

(a) On each (i) Vessel Purchase Date or other date on which a Vessel is sold, (ii) Payment Date under the Vessel Debt Documents or date that would be a Payment Date if the Vessel Debt Documents were not terminated and (iii) other date that the Managing Member determines to make a Distribution to the Members (each such date, a “Distribution Date”), subject to any limitations on Distributions imposed by any Vessel Debt Documents, the Managing Member shall apply Available Cash of the Company in the following order of priority:

(i) For so long as the Security Agreement is in effect and the events specified in Section 5.03 of the Security Agreement have not occurred:

A.	First, 100% of such Available Cash to the Class A Members, in proportion to the Capital Contributions of each, until each Class A Member has received cumulative distributions under this Section 5.1(a)(i)(A) equal to the sum of such Class A Member’s Operating Vessel Net Income Tax Distribution Amounts for all prior Allocation Periods;

B.	Second, 100% of such Available Cash to the Class A Members, in proportion to the Capital Contributions of each, until each Class A Member has received cumulative distributions under this Section 5.1(a)(i)(B) equal to the sum of such Class A Member’s Extraordinary Vessel Net Income Tax Distribution Amounts for all prior Allocation Periods;

C.	Third, 100% of such Available Cash to the Class B Members, in proportion to the Capital Contributions of each, until each Class B Member has received cumulative distributions under this Section 5.1(a)(i)(C) equal to the sum of such Class B Member’s Operating Vessel Net Income Tax Distribution Amounts for all prior Allocation Periods;

D.	Fourth, 100% of such Available Cash to the Class B Members, in proportion to the Capital Contributions of each, until each Class B Member has received cumulative distributions under this Section 5.1(a)(i)(D) equal to the sum of such Class B Member’s Extraordinary Vessel Net Income Tax Distribution Amounts for all prior Allocation Periods.

(ii) If the Security Agreement is not in effect or, if the Security Agreement is in effect and the events specified in Section 5.03 of the Security Agreement shall have occurred and be continuing:

A.	First, 100% of such Available Cash to the Class A Members, in proportion to the Capital Contributions of each, until each Class A Member has received cumulative distributions under Section 5.1(a)(i) above and this Section 5.1(a)(ii) equal to the sum of such Class A Member’s Net Income Tax Distribution Amounts for all prior Allocation Periods;

B.	Second, 100% of such Available Cash to the Class B Members, in proportion to the Capital Contributions of each, until each Class B Member has received cumulative distributions under Section 5.1(a)(i) above and this Section 5.1(a)(ii) equal to the sum of such Class B Member’s Net Income Tax Distribution Amounts for all prior Allocation Periods.

(iii) Thereafter, 100% of such Available Cash to Class A Members, in proportion to the Capital Contributions of each, until each Class A Member has received, taking into account distributions under clauses (i) and (ii) above, an IRR of 15%;

(iv) Thereafter, 100% of such Available Cash to Class B Members, in proportion to the Capital Contributions of each, until each Class B Member has received, taking into account distributions under clauses (i) and (ii) above, an IRR of 15%;

(v) Thereafter, 55.0% of such Available Cash to the Class A Members (in proportion to the Capital Contributions of each) and the balance to the Class B Members (in proportion to the Capital Contributions of each) until each Class A Member has received, taking into account distributions under clauses (i), (ii) and (iii) above, an IRR of 20%; and

(vi) Thereafter, 20.0% of such Available Cash to the Class A Members (in proportion to the Capital Contributions of each) and the balance to the Class B Members (in proportion to the Capital Contributions of each).

Notwithstanding anything to the contrary, no Class B Members shall be entitled to receive any distribution under Sections 5.1(a)(i)(C), 5.1(a)(i)(D), or 5.1(a)(ii)(B) above, or under any provision of any related document, unless and until each Class A Member has received an IRR of 15% under Section 5.1(a)(iii) above.

For purposes of this Section 5.1(a), any transferee or successor to a Member shall be deemed to have made Capital Contributions and received Distributions in respect of its Interest in the amounts and times made by and received by the predecessors in interest to such Member in respect of that Interest. Calculations of amounts to be distributed on each Distribution Date in accordance with the priority set forth above shall be the responsibility of the Managing Member.

(b) No Other Distributions. Except as provided in this Section 5.1 and Section 12.2, no other Distributions shall be permitted.

Section 5.2 Amounts Withheld. All amounts withheld or required to be withheld pursuant to the Code or any provision of any state, local or foreign Tax law, with respect to any payment, distribution or allocation to the Company or the Members and treated by the Code (whether or not withheld pursuant to the Code) or any such Tax law as amounts payable by or in respect of the Members or any Person owning an interest, directly or indirectly, in such Member shall be treated as a Distribution to the Members with respect to which such amount was withheld pursuant to this Article V for all purposes under this LLC Agreement (including an appropriate debit to such Member’s Capital Account).

Section 5.3 Making of Payments. Unless otherwise expressly provided herein, all distributions or payments to the Members pursuant to any provision of this LLC Agreement shall be made no later than 10:00 a.m., New York City time, on the day of distribution or payment, and, at the time of any such distribution or payment, the Managing Member shall provide to the Members a notice identifying the nature of the distribution or payment, the Section or Sections of this LLC Agreement pursuant to which it is being made and the amount being distributed or paid pursuant to each such Section.

Section 5.4 Limitation on Distributions. Notwithstanding any other provision of this LLC Agreement, the Company shall not be required to make a distribution to a Member if such distribution would violate the LLC Act or any other Applicable Law.

ARTICLE VI

MANAGEMENT

Section 6.1 Management of the Company.

(a) Except for actions requiring the approval of the Company’s Board of Directors pursuant to Section 6.4 hereof and as otherwise provided herein (including Section 7.4), the overall management, control and administration of the business and affairs of the Company shall be vested with the Managing Member, which shall be a “manager” within the meaning of the LLC Act. The Managing Member shall have the authority to exercise all powers necessary and convenient for the purposes of the Company enumerated in Section 1.3, on behalf and in the name of the Company, subject to compliance with the restrictions and other provisions of this LLC Agreement. The Managing Member shall be designated by the Majority Class A Members. The Majority Class A Members shall have the right to remove the Managing Member at any time, with or without cause. If the Class A Members remove the Managing Member and appoint a new Managing Member, to the fullest extent permitted by law, the new Managing Member shall not be responsible for any of the past actions of the removed Managing Member and shall have no liability for the failure to take or perform any obligation of the Managing Member hereunder to the extent such obligation is not capable of being performed as a result of actions or omissions of the removed Managing Member.

(b) The Managing Member shall have the authority on behalf and in the name of the Company to perform all acts necessary and desirable for the objects and purposes of the Company, subject only to the restrictions expressly set forth in this LLC Agreement (including Sections 6.3, 6.4, 6.5, 7.4, 7.5 and 7.6) and subject to the rights of the Liquidator to liquidate the Company and take all actions incidental thereto during the period of liquidation. Subject to such restrictions, the authority of the Managing Member shall include the authority to:

(i) engage in transactions and dealings on behalf of the Company, including transactions and dealings with any Member or any Affiliate of any Member;

(ii) call meetings of the Members or any class thereof;

(iii) vote any equity interests, Financial Investments or other Permitted Assets held by the Company;

(iv) purchase or otherwise acquire the Permitted Assets and cause the Company Subsidiaries to purchase or otherwise acquire Permitted Assets;

(v) determine and make Distributions, in Cash or otherwise, on the Interests in accordance with the provisions of this LLC Agreement and the LLC Act;

(vi) appoint (and dismiss from appointment) officers, attorneys and agents on behalf of the Company, and engage (and dismiss from engagement) any and all Persons providing legal, accounting or financial services to the Company, or such other Persons as the Managing Member deems necessary or desirable for the management and operation of the Company; incur and pay all expenses and obligations incidental to the operation and management of the Company, including all Company Expenses of the Company and all fees, expenses and other amounts payable pursuant to the Vessel Management Agreement;

(vii) open accounts;

(viii) subject to Article XII, effect a dissolution of the Company after the occurrence of a Liquidating Event;

(ix) bring and defend (or settle) on behalf of the Company actions and proceedings at law or equity before any court or governmental, administrative or other regulatory agency, body or commission or any arbitrator or otherwise;

(x) prepare or cause to be prepared reports, statements and other relevant information for distribution to the Members as may be required by this LLC Agreement or the LLC Act and any additional information determined to be appropriate by the Managing Member from time to time;

(xi) execute, deliver and perform the Company’s obligations under and exercise the Company’s rights under, any of the Company Documents, including any certificates and other documents and instruments related thereto;

(xii) cause the Company to enter into any charter that is an Approved Charter which has been approved by the Board in accordance with Section 6.11;

(xiii) prepare and file all necessary returns and statements and cause the Company to pay all taxes, assessments and other impositions applicable to Company Property pursuant to Section 8.3; and

(xiv) execute all other documents or instruments, perform all duties, exercise all powers, and do all things for and on behalf of the Company necessary or desirable for or incidental to the foregoing.

The Managing Member is hereby authorized and directed to enter into the Vessel Management Agreement, pursuant to which it will delegate to the Vessel Manager certain of its duties as Managing Member hereunder, as more specifically provided in the Vessel Management Agreement, any or all of which duties may be subcontracted to third Persons by the Vessel Manager in accordance with the terms of the Vessel Management Agreement. In addition, the Managing Member will be permitted to outsource one or more of its responsibilities hereunder but shall select such outsource party with reasonable care and the Company shall pay the reasonable fees and expenses of any such outsource party.

(c) Except as otherwise provided herein (including Section 7.4, 7.5 and 7.6), no Member (other than the Managing Member), as such, shall have any right to, and shall not, take part in the management or affairs of the Company, nor shall any Member (other than the Managing Member), as such, have the power to act for or bind the Company.

Section 6.2 Right to Rely on the Managing Member.

(a) Any Person dealing with Company may rely (without duty of further inquiry) upon a certificate signed by the Managing Member as to:

(i) The identity of the Managing Member, the Class A Members or the Class B Members;

(ii) The existence or nonexistence of any fact or facts that constitute a condition precedent to acts by the Managing Member or that are in any other manner germane to the affairs of the Company;

(iii) The Persons who are authorized to execute and deliver any instrument or document of the Company; and

(iv) Any act or failure to act by the Company or any other matter whatsoever involving Company or any Member.

(b) To the extent that the Company is permitted or required to dispose of any Company Property in accordance herewith, the signature of the Managing Member shall be sufficient to convey title to any such Company Property, and all of the Members agree that a copy of this LLC Agreement may be shown to the appropriate parties in order to confirm the same, and further agree that the signature of the Managing Member shall be sufficient to execute any documents necessary to effectuate this or any other provision of this LLC Agreement.

Section 6.3 Restrictions on Authority of the Managing Member. The Managing Member shall not have the authority to:

(a) do any act in contravention of this LLC Agreement, or to direct the Vessel Manager to do any act in contravention of the Vessel Management Agreement;

(b) do any act which would make it impossible to carry on the ordinary business of the Company, except in connection with the dissolution, winding up and termination of the Company as permitted by Article XII;

(c) possess Company Property, or assign the Company’s rights in specific Company Property, for other than a Company purpose;

(d) admit a Person as a Member except as provided in this LLC Agreement; or

(e) take any action expressly reserved for the Majority Class A Members under Section 7.4 hereof.

Section 6.4 Board of Directors; Approvals. (a) The Company shall have a board of directors composed of four directors (the “Board of Directors”). The Majority Class A Members shall be entitled to name two persons to act as directors and representatives of the Class A Members on the Board of Directors and the Majority Class B Members shall be entitled to name one person to act as director and as representative of the Class B Members on the Board of Directors. In addition, at such time as any Class B Member is not also a Class A Member (nor an Affiliate thereof), the Board of Directors shall have at least one director that is an Independent Director, provided that the Independent Director shall only be permitted to vote on the matters specified in Section 6.4(e)(xvii). Each director shall at all times be a “citizen of the United States” within the meaning of Section 2 of the Shipping Act of 1916. The initial Class A Member directors and the initial Class B Member director are listed on Schedule 6.4(a) hereto. All directors shall be natural persons. Each Director is a “manager” within the meaning of the LLC Act.

(b) The Majority Class A Members shall have the exclusive right from time to time to select, appoint and remove (with or without cause) the director acting as their representative(s) on the Board of Directors. The Majority Class B Members shall have the exclusive right from time to time to select, appoint and remove (with or without cause) the director(s) acting as their representative(s) on the Board of Directors. Any vacancy occurring on the Board of Directors due to the death, disability, removal or resignation of a director shall be filled by a majority of the class of Members who appointed the director and as whose representative the deceased, disabled, removed or departing director served, and in the case of the Independent Director, shall be filled by the Majority Class A Members. In the event a Member fails or refuses to appoint representatives to the Board of Directors for any reason (and has actual notice of the death, resignation or other refusal to serve of any person previously acting as a member of the Board of Directors and representing such Member) so that for a period of fifteen days or more after such notice there is no representative of such Member acting as a member of the Board of Directors, then such Member shall be deemed to have consented to any actions taken by the Board of Directors (other than any action requiring the vote of the Required Directors) after the expiration of such fifteen day period and prior to the appointment by such Member of a director or directors to act as the representative of such Member on the Board of Directors as provided herein, and the quorum and voting requirements in Section 6.4(c) below shall be modified accordingly. The Board of Directors shall have the power to establish its own procedures for meeting and voting and to appoint one or more committees, in each case subject to the requirements of this Section 6.4.

(c) Subject to Section 6.4(e), a quorum for the conduct of business by the Board of Directors on behalf of the Company shall be no less than half of the total number of directors then appointed by the Members and acting and entitled to vote (which shall exclude the Independent Director for any matters other than the matters specified in Section 6.4(e)(xvii)). For quorum purposes, a director may be present in person or by conference telephone, teleconference or any other means wherein each director can hear each other director. No action may be conducted at a meeting unless prior written or telephonic notice (including agenda) has been given to each director, in the case of a telephonic meeting, personally at least 48 hours prior to the time fixed for such meeting, and in all other cases, at least 10 days prior to the time fixed for such meeting, unless such notice has been waived in writing by each director who did not receive notice as required hereby. Any meeting not conducted by conference telephone call shall be held in a location in New York City designated in the notice of such meeting or at such other location as the directors shall agree. All directors shall use reasonable efforts to attend Board of Directors meetings. If the director appointed by the Class A Members is unable to attend a requested Board of Directors meeting, such director may provide the other directors with two alternative dates and times for a meeting to be held within two days of the date originally requested for such meeting and the Directors shall use good faith efforts to agree upon a mutually acceptable meeting time.

(d) Subject to the other applicable provisions of this Section 6.4, the Board of Directors may take action only by the vote of a majority of the entire number of directors then appointed and acting at a meeting at which a quorum is present. Subject to Section 6.4(e), the term “majority” for this purpose shall mean more than 50% of the entire number of directors then appointed by the Class A Members and Class B Members and acting and entitled to vote (which shall exclude the Independent Director for any matters other than the matters specified in Section 6.4(e)(xvii). As provided in Section 18-404(d) of the LLC Act but subject to Section 6.4(e), action may be taken without a meeting if a consent in writing setting forth the action so taken is executed by at least such number of directors as would be sufficient to approve the action at a meeting, provided that written notice stating the nature of such proposed action has been given to each director at least 48 hours prior to such action.

(e) The approval of the Required Directors (and, in the case of clauses (ii), (iii) and (iv) below, all of the Class A Members) shall be required for the taking of any of the following actions, and notwithstanding any power or authority granted to the Managing Member under the LLC Act, the Certificate of Formation or this LLC Agreement (including Sections 6.1 and 6.5), the Managing Member and the Company shall not have the authority to, and the Managing Member agrees that it shall not take any of the following actions, without first obtaining such approval (in addition to any other approvals that may be required under this LLC Agreement):

(i) permit the Company to take any act in contravention of this LLC Agreement or any other Transaction Document, or permit any Company Subsidiary to take any act in contravention of the Company Subsidiary Documents or any other Transaction Document to which such Company Subsidiary is party;

(ii) permit the Company or any Company Subsidiary to construct or develop any vessel other than the Initial Vessels;

(iii) permit the Company or any Company Subsidiary to acquire any assets other than Permitted Assets and Company Subsidiary Permitted Assets, respectively;

(iv) permit any Company Subsidiary to merge with any Person;

(v) permit the Company or any Company Subsidiary to Dispose of any Permitted Asset or any Company Subsidiary Permitted Asset other than any pledge or other disposition under the Vessel Debt Documents and any Disposition in the ordinary course of the operation of any Vessel;

(vi) permit the Company or any Company Subsidiary to incur or suffer to exist any Lien on any of its assets other than pursuant to the Vessel Debt Documents and other than Permitted Liens (as defined in the Vessel Debt Documents);

(vii) permit the Company or any Company Subsidiary to incur any Indebtedness (including any Hedge Agreements), other than pursuant to or as contemplated by the Vessel Debt Documents, including Permitted Indebtedness (as defined in the Credit Agreement); provided that the vote of the Required Directors shall not be required in connection with the incurrence of any Indebtedness required for the funding of the Vessels so long as such Indebtedness is not provided by a Class A Member or any Affiliate thereof (or if so provided, the terms of such Indebtedness are substantially similar to the terms of the Credit Agreement).

(viii) permit (A) any Distribution in respect of Interests or (B) any redemption of Interests, other than, in each of clause (A) or (B), as permitted or contemplated by Article V or Article XII of this LLC Agreement or by the Transaction Documents;

(ix) INTENTIONALLY LEFT BLANK

(x) permit the Company or any Company Subsidiary to amend, modify or waive any provision of any Transaction Document (including agreeing to any “Non-Essential Changes” as defined in the Assigned Construction Contract); and for the avoidance of doubt, no consent of the Required Directors shall be required to agree to any “Essential Changes” as defined in the Assigned Construction Contract so long as the Managing Member provides to the Majority Class A Members reasonably supportive documentation reasonably satisfactory to the Class A Members evidencing that such change qualifies as an “Essential Change”;

(xi) permit the Company or any Company Subsidiary to terminate any Transaction Document;

(xii) permit the Company or any Company Subsidiary to enter into any agreements (including any Hedge Agreements) other than a Conforming Charter approved in accordance with Section 6.11; provided that the consent of the Required Directors shall be deemed given if such agreement, together with any other agreements entered into pursuant to this proviso in any calendar year, does not obligate the Company to incur obligations in excess of $250,000 per annum and the Required Directors have not objected to a request to enter into any such agreement within 5 Business Days of receipt of such request; provided further that the vote of the Required Directors shall not be required to permit the Company to enter into any agreements with third-parties that are not Affiliates of any Class A Member and which do not otherwise require the vote of the Required Directors under any other provision of this Agreement;

(xiii) INTENTIONALLY LEFT BLANK

(xiv) INTENTIONALLY LEFT BLANK

(xv) INTENTIONALLY LEFT BLANK

(xvi) INTENTIONALLY LEFT BLANK

(xvii) permit the Company or any Company Subsidiary to take any action under the definition of “Voluntary Bankruptcy”; provided that any action described in this clause (xvii) shall require the affirmative vote of each Director (including the Independent Director, to the extent such Independent Director shall exist pursuant to Section 6.4(a));

(xviii) permit the Company to change its Fiscal Year;

(xix) cause the Company or any Company Subsidiary to be treated as a corporation or other association taxable as a corporation or as a publicly traded partnership for federal income tax purposes or to take a position inconsistent with the Company or any Company Subsidiary not being treated as a corporation or other association taxable as a corporation except as required by Applicable Law;

(xx) permit the Company or any Company Subsidiary to confess a judgment or settle any action against the Company or any Company Subsidiary, in each case, brought by any Member or any Affiliate of a Member or to otherwise enter into any restructuring, compromise or similar transaction with respect to any Indebtedness of the Company or the Company Subsidiaries held by a Member or any Affiliate of a Member;

(xxi) permit the Company or any Company Subsidiary to have any employees;

(xxii) permit the Company to reduce the “Commitments” under the Vessel Debt Documents (including a voluntary prepayment of the Vessel Debt), except as permitted or required by the Transaction Documents;

(xxiii) exercise any voluntary rights (including permitting the Company to agree to the acceleration of any Target Delivery Date under the Assigned Construction Contract) under the Assigned Construction Contract (other than to approve Designated Change Orders); or

(xxiv) approve any Eligible Charterer under clause (ii) of the definition thereof (such consent not to be unreasonably withheld).

(f) In addition to the matters set forth in (e) above, the consent of the Class B Members (which consent will not be unreasonably withheld) shall also be required (i) to take any of the actions specified in Schedule 6.4(f) hereto if such actions would generate income for the Company or its Subsidiaries that is not qualifying income under Section 7704 of the Code and (ii) to cause the Company or any Company subsidiary to enter into any agreement or otherwise transact business with a Class A Member or any Affiliates of Class A Member. The Class B Members shall also have the right to defend (on behalf of the Company) or cause the Company to defend any action brought against the Company by a Class A Member or its Affiliates.

(g) Cerberus Partners, L.P. (and any permitted successor to such Member) shall have the right to designate a non-voting board observer who will be entitled to attend all meetings of the Company’s Board of Directors, participate in all deliberations of the Board and receive copies of all materials provided to the Board of Directors, provided that such observer shall have no voting rights with respect to actions taken or elected not to be taken by the Board of Directors.

Section 6.5 Conduct of Business by the Company; Other Management Matters.

(a) Covenants of the Company. Anything in this LLC Agreement to the contrary notwithstanding, the Managing Member shall conduct the affairs of the Company such that:

(i) The Company shall maintain its own books and records and bank accounts separate from those of any other Person.

(ii) All transactions between any Member (or any of their respective Affiliates), on the one hand, and any of the Company or any Company Subsidiary, on the other hand, shall be duly authorized and documented and recorded accurately in the appropriate books and records of such entities, except where normal industry practice does not normally require authorization or documentation.

(iii) The Company shall: (x) maintain separate financial statements, showing its assets and liabilities separate and apart from those of any other Person and not have its assets listed on any financial statement of any other Person, except that the Company’s assets may be included in a consolidated financial statement of an Affiliate if required by GAAP so long as appropriate notation is made on such consolidated financial statements to indicate the separateness of the Company from such Affiliate and to indicate that the Company’s assets and credit are not available to satisfy the debts and other obligations of such Affiliate or any other Person and (y) otherwise maintain its own records and books of account.

(iv) The Company shall not commingle or pool any of the funds and other assets of the Company with those of any Affiliate of the Company, any Member or any Affiliate of any Member or any other Person, and it shall hold all of its assets in its own name.

(v) The Company has done, or caused to be done, and shall do, or cause to be done, all things necessary to observe limited liability company formalities and other organizational formalities and preserve its existence, and the Company shall abide by all statutory Delaware limited liability company formalities.

(vi) The Company does not, and shall not, guarantee, become obligated for, or hold itself or its credit out to be responsible for, or available to satisfy, the debts or obligations of any other Person or control the decisions or actions respecting the daily business or affairs of any other Person (except as provided for in or permitted under the Transaction Documents).

(vii) The Company shall not acquire equity interests of any Affiliate of the Company or of any of the Members or any of their Affiliates (other than Permitted Assets and except as otherwise provided for in or permitted under this LLC Agreement or the other Transaction Documents). The Company shall not buy or hold any evidence of indebtedness for borrowed money issued by, or make any loan or advance to, any other Person (other than such evidence of indebtedness for borrowed money, loan or advance constituting Permitted Assets and except as otherwise provided for in or permitted under this LLC Agreement or the other Transaction Documents).

(viii) The Company has not made any loans or advances to, or pledged its assets (other than as otherwise provided for in or permitted under the Transaction Documents) for the benefit of, and shall not make any loans or advances (other than the Permitted Assets or as otherwise provided for in or permitted under the Transaction Documents) to, or pledge its assets (other than as otherwise provided for in or permitted under the Transaction Documents) for the benefit of, any Person, including, without limitation, any Affiliate of the Company, any Member, or any Affiliate of any Member.

(ix) The Company shall not be consensually merged or legally consolidated with any other Person.

(x) The Company shall not issue any Interests other than the Class A Interests and the Class B Interests.

(xi) The Company shall maintain its assets in such a manner that it is not difficult to segregate, identify or ascertain such assets.

(xii) The Company shall not assign its rights or cause or permit any Subsidiary to assign its rights under any Vessel Debt Documents except as permitted by this LLC Agreement or the other Transaction Documents.

(xiii) The Company shall not allow any Company Subsidiary to issue any minority equity interests.

(xiv) The Company shall not assume, guarantee or pay the debts or obligations of any other Person or otherwise pledge its assets for the benefit of any other Person except as otherwise contemplated by the Transaction Documents; and

(xv) The Company shall maintain arm’s-length relationships with each of its Affiliates and not enter into business transactions with any of them unless such transactions are on terms and conditions that are not materially more or less favorable to such Affiliate than the terms and conditions that would be expected to have been obtained, under similar circumstances, from Persons who are not Affiliates of the Company; it being understood that the entering into of any Transaction Document and the performance thereof in accordance with its terms satisfies such standard.

(b) Liquidating Events. Promptly upon becoming aware of any Liquidating Event, the Managing Member shall notify the Members of the occurrence of any such Liquidating Event or any event that with notice or lapse of time or both would constitute such an event and the action that Company has taken or proposes to take with respect thereto.

(c) Maintenance of the Company’s Existence, etc. At the Company’s expense, the Managing Member shall take (or direct the Vessel Manager to take) all actions that may be necessary or appropriate (i) for the continuation of the Company’s and each of the Company Subsidiaries’ valid existence as a limited liability company under the laws of the State of Delaware and its qualification to do business under the laws of each other jurisdiction in which such existence or qualification is necessary to protect the limited liability of the Members or to enable the Company and the Company Subsidiaries to conduct the business in which they are engaged or to perform their respective obligations under any agreement to which they are a party, (ii) for the accomplishment of the Company’s and each of the Company Subsidiary’s purposes, including the acquisition, management, maintenance, preservation, and operation of Permitted Assets and Company Permitted Assets in accordance with the provisions of this LLC Agreement, the Company Subsidiary Organizational Documents and applicable laws and regulations and (iii) to enforce the rights of the Company and each of its Subsidiaries under each of the Transaction Documents. Without limitation of the foregoing, the Managing Member shall cause the Company and its Subsidiaries to maintain all licenses, permits, registrations, authorizations, use agreements, consents, orders or approvals of governmental or quasi-governmental agencies and authorities (whether Federal, state, local, municipal or foreign) necessary to own its properties and to conduct its activities in accordance with all applicable laws, rules, regulations and orders.

(d) Fiduciary Duty. Without limiting its rights under Section 3.4(d), the Managing Member shall be under a fiduciary duty to conduct the affairs of the Company in the best interests of the Company, including the safekeeping and use of all Company Property and the use thereof for the exclusive benefit of the Company and will not conduct the affairs of the Company so as to benefit any other business now owned or hereafter acquired by the Managing Member or any other Member if such conduct also produces a detriment to the Company.

(e) Notice Regarding Qualification to Do Business. The Managing Member shall provide notice to the Members of any state or jurisdiction in which Company is qualified to do business (other than its jurisdiction of organization and any jurisdiction in which Company is qualified to do business on the date hereof).

(f) Creation of Subsidiaries. Each Subsidiary of the Company shall be wholly owned, directly or indirectly, by the Company and shall be established pursuant to a Limited Liability Company Agreement in substantially the form of Exhibit C hereto, with such changes to such form as may be agreed from time to time by the Members.

Section 6.6 Compensation and Expenses. No Member or Affiliate of any Member shall receive any salary, fee, or draw for services rendered to or on behalf of the Company or otherwise in its capacity as a Member, nor shall any Member or Affiliate of any Member be reimbursed for any expenses incurred by such Member or Affiliate on behalf of the Company or otherwise in its capacity as a Member; provided that if the Managing Member is the designee of the Majority Class A Members as provided in Section 6.1(a), the designee shall be reimbursed for its out-of-pocket costs and expenses incurred in connection with acting as Managing Member.

Section 6.7 INTENTIONALLY LEFT BLANK

Section 6.8 Compliance with the LLC Agreement. The Managing Member shall exercise its rights hereunder as Managing Member to cause the Company to comply with all of the obligations of the Company set forth in this LLC Agreement.

Section 6.9 Annual Budget. No later than sixty (60) days after the end of each calendar year during the term hereof, the Managing Member shall submit to the Board of Directors a preliminary Budget for the Company for the next succeeding calendar year, which shall include, among other things, all projected capital and operating expenditures and reserved amounts for emergency or contingent expenses. Notwithstanding the foregoing, if the Managing Member does not provide a Budget in accordance with this Section 6.9, it shall provide the Members with information reasonably requested by a Member as to proposed amounts to be expended by the Company and as to such other matters concerning the business and affairs of the Company as any Member shall reasonably request.

Section 6.10 Projected Vessel Costs. No later than January 15 and July 15 of each calendar year (beginning on July 15, 2010), the Managing Member shall provide the Class A Members with a written update of the estimated Actual Vessel Costs for each Vessel for which Progress Payments have commenced and that has not been delivered under the Construction Contract and the estimated delivery date thereof. Such updates shall be based on the most recently available information to the Managing Member (including all price adjustments applicable under the Construction Contract).

Section 6.11 INTENTIONALLY LEFT BLANK

Section 6.12 Approval of Charters. In the case of any Proposed Charter that is a Conforming Charter (as such terms are defined in the Management and Operating Agreement, dated as of August 7, 2006, between USS Product Manager LLC, USS Product Investors LLC, and each subsidiary of USS Product Investors LLC that becomes a party to that agreement), the Board shall vote in accordance with Section 6.4(d), within 15 Business Days after the presentation of such charter, to authorize or decline to accept the terms of such Proposed Charter. In the case of any Proposed Charter that is not a Conforming Charter, the Required Directors shall vote (a) if the term of such Proposed Charter is six months or less (exclusive of any options to extend the term), within 2 Business Days after the presentation of such Proposed Charter, and if the term of such Proposed Charter is from six months to one year (exclusive of any options to extend the term), within 5 Business Days after the presentation of such Proposed Charter, to authorize or decline to accept the terms of such charter and (b) if the term of such proposed charter is greater than one year, within 10 Business Days after the presentation of such Proposed Charter, to authorize or decline to accept the terms of such Proposed Charter; provided that in the case of the foregoing clause (a), the Required Directors will be deemed to have approved such Proposed Charter if notice of objection is not received prior to the expiration of such 2 Business Day period.

Section 6.13 INTENTIONALLY LEFT BLANK

Section 6.14 Hedge Assets. Each of the Class A Members and the Class B Members agrees that they shall consult with each other as to the arrangements that the Company should pursue with regard to hedging the exposure (including, currency, interest rate, inflation and other applicable exposures) of the Company to the Vessels during the construction thereof. Without limiting the generality of the foregoing, each of the Class A Members and the Class B Members agree that the Company shall be permitted to enter into Hedge Agreements with respect to Vessel five (5) as contemplated by the Financial Model with an aggregate cost not to exceed $5 million so long as the terms of such Hedge Agreements are reasonably acceptable to the Majority Class A Members and Majority Class B Members. Contemporaneously with the Company entering into any Hedge Agreement, the Majority Class A Members and the Class B Members shall agree as to the proper allocation of such hedge asset to each Vessel to the extent that such Hedge Agreements would hedge the exposure of the Company to such vessels if acquired pursuant to Section 6.11).

ARTICLE VII

ROLE OF NON-MANAGING MEMBERS

Section 7.1 Rights or Powers. Except as otherwise provided herein (including Section 7.4), no Member (other than the Managing Member) shall have any right or power to take part in the management or control of the Company or its business and affairs or to act for or bind Company in any way. Notwithstanding the foregoing, the Members shall have all the rights and powers specifically set forth in this LLC Agreement. Any Member, any Affiliate thereof or an employee, stockholder, agent, member, manager, director or officer of a Member or any Affiliate thereof, may also be an employee or agent of the Company or the Manager. The existence of these relationships and acting in such capacities will not result in such Member being deemed to be participating in the control of the business of the Company or otherwise by itself affect the limited liability of such Member.

Section 7.2 Voting Rights. Each Member shall have the right to vote only on those matters expressly reserved for its vote (i) as provided in this LLC Agreement or (ii) as required by mandatory provisions of the LLC Act.

Section 7.3 Procedure for Consent. In any circumstances requiring the approval or consent of any Member specified in this LLC Agreement, such approval or consent may, except as expressly provided to the contrary in this LLC Agreement, be given or withheld in the sole and absolute discretion of such Member. If the Managing Member receives the necessary approval or consent of the Members to such action, the Managing Member shall be authorized and empowered to implement such action without further authorization by the Members.

Section 7.4 Special Rights of the Class A Member. Notwithstanding any other provision hereof, the Majority Class A Member(s) shall have the exclusive right and power to (a) control the liquidation of the Company by appointing the Liquidator as and to the extent set forth in Article XII, (b) control the Company to the extent necessary to exercise the rights of the Class A Members pursuant to Section 11.3, (c) appoint a Replacement Manager under the Vessel Management Agreement and otherwise exercise the rights and remedies of the Company under the Vessel Management Agreement and any guaranty issued in respect thereof; and (d) terminate the Assigned Construction Contract pursuant to Article 26 of the Assigned Construction Contract and the rights and remedies to be exercised following such termination.

Section 7.5 Additional Rights of the Class A Member. The Majority Class A Member(s) shall have the right to (i) in the event that the Managing Member fails to execute any ship mortgage required to be executed under the Vessel Debt Documents within the time periods (including any grace periods) permitted by the Vessel Debt Documents, execute such ship mortgage in the name of, and on behalf of, the Company, (ii) in the event that the Managing Member fails to timely make any borrowing request under the Vessel Debt Documents necessary to fund a Permitted Amount by the 3rd Business Day prior to the due date thereof, deliver a borrowing request under the Vessel Debt Documents to the extent necessary to fund such Permitted Amount and (iii) upon delivery of any Vessel, to the extent that the Company has not previously engaged an insurance consultant satisfactory to the Majority Class A Members, engage an insurance consultant with expertise in maritime insurance at the expense of the Company to advise as to whether the insurances covering such Vessel are consistent with industry practice and, if such consultant states that such insurance is not consistent, the Managing Member shall, at the request of the Majority Class A Member(s), obtain such insurance so as to make it consistent.

Section 7.6 Additional Rights of Either Member. The Majority Member(s) may elect upon at least 15 Business Days’ notice to the other Members to cause the Company to terminate the Assigned Construction Contract pursuant to Section 11(c)(5) of the Assigned Construction Contract.

ARTICLE VIII

ACCOUNTING; BOOKS AND RECORDS

Section 8.1 Accounting; Books and Records.

(a) Maintenance of Books and Records. The Company shall maintain at its principal place of business or, upon notice to the Members, at such other place as the Managing Member shall determine, separate books of account for the Company, which shall include a record of all costs and expenses incurred, all charges made, all credits made and received, and all income derived in connection with the conduct of the Company and the operation of its business in accordance with this LLC Agreement.

(b) Accounting Methods.

(i) Company shall maintain appropriate books and records in a manner as necessary to comply with GAAP and with the Code and the Regulations, including maintaining a Capital Account and Adjusted Capital Account for each Member.

(ii) All amounts payable under any agreement, other than this LLC Agreement, between Company on the one hand and the Members or their Affiliates (excluding Company) on the other hand, other than Distributions, shall be treated as occurring between Company and a Person who is not a Member within the meaning of Section 707(a)(1) of the Code and such amounts payable by the Company to any Member or such Member’s Affiliates shall be considered an expense or capital cost, as the case may be of the Company for income tax and financial reporting purposes, and shall not be considered a Distribution to such Member, including in maintaining such Member’s Capital Account, and any such amounts payable by any Member or its Affiliates to the Company shall not, except as specifically contemplated by Article III, be considered a contribution to the Company, including in maintaining such Member’s Capital Account.

(c) Access to Books, Records, etc. Each Member or any agents or representatives of any Member (subject to reasonable safety requirements), upon reasonable notice and with reasonable frequency during normal business hours, may visit and inspect any of the properties of the Company and examine any information of the Company it may reasonably request and make copies of and abstracts from the financial and operating records and books of account of the Company, and discuss the affairs, finances and accounts of the Company with the Managing Member and the Vessel Manager, all at such reasonable times and as often as such Member or any agents or representatives of such Member may reasonably request. The rights granted to each Member pursuant to this Section 8.1(c) are expressly subject to compliance by such Member with the reasonable confidentiality procedures and guidelines of the Company, as such procedures and guidelines may be established from time to time.

Section 8.2 Reports.

(a) In General. The Managing Member shall be responsible for the preparation of (or for causing the preparation of) financial reports of the Company and the coordination of financial matters of the Company with Company’s accountants. Each report delivered by the Company to the Members pursuant to this Section 8.2 shall be accompanied by a representation of a Responsible Officer of the Managing Member that such report presents fairly in all material respects the information contained therein, subject, in the case of the reports to be delivered pursuant to Section 8.2(c), to year-end audit adjustments.

(b) Annual Financial Reports. Within 90 days after the end of each Fiscal Year, or, so long as the Company is not subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended, such later period as may be permitted for furnishing financial information pursuant to the applicable Vessel Debt Documents, the Managing Member shall cause to be prepared and to be delivered to each Member, a consolidated balance sheet as of the last day of such Fiscal Year and a consolidated income statement and consolidated statement of cash flows for Company for such Fiscal Year, and notes associated with each, in each case prepared in accordance with GAAP and audited by the Company Accountants. The financial statements described in this Section 8.2(b) shall be accompanied by a representation of a Responsible Officer of the Managing Member stating that after reasonable inquiry, it has no actual knowledge of the occurrence of any Liquidating Event (or any event which with the giving of notice or passage of time would reasonably be expected to become such an event) that is then continuing or, if it has any such actual knowledge, specifying each then continuing event.

(c) Quarterly Financial Reports. Within 45 days after the close of each of the first three Fiscal Quarters during any Fiscal Year, such Fiscal Quarters ending on March 31, June 30 and September 30, or, so long as the Company is not subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended, such later period as may be permitted for furnishing financial information pursuant to the applicable Vessel Debt Documents, the Managing Member shall cause to be prepared and to be delivered to each Member its unaudited financial statements consisting of a consolidated balance sheet as of the last day of such Fiscal Quarter and a consolidated income statement and a consolidated statement of cash flows for Company for such Fiscal Quarter, in each case prepared in accordance with GAAP except that such quarterly financial statements need not include footnote disclosure and may be subject to ordinary year-end adjustment. The financial statements described in this Section 8.2(c) shall be accompanied by a representation of a Responsible Officer of the Managing Member stating that (x) the financial statements described in clause (i) of this Section 8.2(c) present fairly, in all material respects, the financial position of the Company at the end of the most recently completed Fiscal Quarter and the results of its operations and its cash flows for such Fiscal Quarter, in conformity with GAAP, subject to year end audit adjustments or requirements, and (y) after reasonable inquiry, it has no actual knowledge of the occurrence of any Liquidating Event (or any event which with the giving of notice or passage of time would reasonably be expected to become such an event) that is then continuing or, if it has any such actual knowledge, specifying each then continuing event.

(d) Purchase Option and Liquidation Date Reports. The Managing Member shall cause to be prepared and to be delivered to each Member (x) on any Final Payment Date, a balance sheet as of the applicable Mark-to-Market Measurement Date setting forth the aggregate Mark-to-Market Value for each of the Permitted Assets (a “Mark-to-Market Balance Sheet”) together with a certificate by the Managing Member that such statements have been prepared in accordance with this LLC Agreement, subject to adjustment as a result of the audit to be provided pursuant to the following clause (y) and (y) on the date on which final distributions are made to the Members pursuant to Section 12.2 hereof and not later than seventy-five (75) days after the Purchase Date, certification by the Company Accountants that such statements have been prepared in accordance with this LLC Agreement.

(e) Valuation Reports. The Managing Member shall cause to be prepared contemporaneously with any adjustment to the Gross Asset Values of the Company assets in accordance with clause (ii) of the definition of Gross Asset Value, reports required to determine the Mark-to-Market Value of such assets and (x) in the event any Permitted Asset is acquired (whether by contribution or purchase), sold or distributed by the Company, with respect to such Permitted Asset only and (y) upon the occurrence of any adjustment to the Gross Asset Value of all Permitted Assets, with respect to all Permitted Assets, and the Managing Member shall furnish such reports to each Member together with a certification by the Company Accountants that such reports have been prepared in accordance with this LLC Agreement.

(f) Certain Other Information. The Managing Member shall provide to the Members a monthly report no later than the 10th day of each calendar month, which report shall provide in reasonable detail all material financial information with respect to the preceding month (including information as to the Progress Payments made with respect to each Vessel and other expenses paid during such preceding calendar month) and the status of any charter negotiations with respect to the Vessels. In addition, the Managing Member shall provide to the Members (i) as promptly as practicable and in any event within five Business Days after having knowledge of the commencement of any labor controversy, litigation, action or proceeding under or affecting the Construction Contract, the occurrence or cessation of any Force Majeure under and as defined in the Construction Contract or the occurrence of any other event that could reasonably be expected to adversely affect the construction of any of the Vessels, notice thereof and copies of all material documentation relating thereto; (ii) concurrently with the sending thereof, copies of all written information and reports which the Company or any Subsidiary (or any Person on its behalf) provides under any of the Transaction Documents and promptly following receipt thereof, copies of all written information and notices which the Company or any Subsidiary (or any Person on its behalf) receives under any of the Transaction Documents, excluding in each case copies of routine correspondence delivered pursuant to the Construction Contract or the Charters or design or other technical information that by its terms is confidential information; (iii) as promptly as practicable after actual knowledge thereof, any distress or other similar charges against any of the Vessels; (iv) as promptly as practicable, any material correspondence or notices to or from any governmental authority, regulatory or self regulatory agencies, or other entities with jurisdiction over the Company or any Subsidiary; (v) as promptly as practicable after actual knowledge thereof, (A) any accident to any Vessel; (B) any Event of Loss of any of the Vessels; and (C) any arrest of such Vessel or the exercise or purported exercise of any Lien on such Vessel; (vi) as promptly as practicable after actual knowledge thereof, any reports prepared by the oversight team with respect to the construction of the Vessels; (vii) as promptly as practicable and in any event within five Business Days after having knowledge of the occurrence of each Default (as defined in the Credit Agreement), a statement of the Managing Member setting forth details of such Default and the action which the Managing Member has taken and proposes to take with respect thereto; and (viii) as promptly as practicable, such other information as a Member may from time to time reasonably request.

Section 8.3 Tax Matters.

(a) Actions by the Managing Member. The Managing Member is specifically authorized to act as the “Tax Matters Member” under the Code and in any similar capacity under state or local law. The Tax Matters Member is authorized to make any and all elections for federal, state, and local tax purposes including any election, if permitted by applicable law: (i) to adjust the basis of Company Property pursuant to Code Sections 754, 734(b) and 743(b), or comparable provisions of state or local law, in connection with Dispositions of Interests and Company Distributions; (ii) with the consent of the Members, to extend the statute of limitations for assessment of tax deficiencies against the Members with respect to adjustments to the Company’s federal, state, or local tax returns; and (iii) to the extent provided in Code Sections 6221 through 6231, to represent the Company and the Members before taxing authorities or courts of competent jurisdiction in tax matters affecting the Company or the Members in their capacities as Members, and to file or cause to be filed any tax returns and execute any tax returns, agreements or other documents relating to or affecting such tax matters, including agreements or other documents that bind the Members with respect to such tax matters or otherwise affect the rights of the Company and the Members, provided that the Tax Matters Member’s authority to make an election under this Section 8.3(a) is subject to the consent of each Member for which such election could reasonably be expected to have an adverse impact.

(b) Tax Information and Filings. The Tax Matters Member shall deliver or cause to be delivered to each Member necessary tax information for each Member’s estimated quarterly tax filings within 45 days of the end of the applicable quarter. The Tax Matters Member shall deliver or cause to be delivered to each Member: (i) on or prior to February 28 of each Fiscal Year, the Tax Matters Member’s good faith estimate of the amount of such Member’s allocable share of taxable income or loss of the Company for the preceding Fiscal Year and (ii) as soon as practicable after the end of each Fiscal Year of the Company but not later than July 30th of the next succeeding Fiscal Year, necessary tax information for each Member’s annual tax filings. The Tax Matters Member shall file or cause to be filed tax or information returns and all other filings for the Company prepared in accordance with the Code, the Regulations and applicable state and local tax laws. The Tax Matters Member shall use reasonable efforts to provide the Members with details concerning the foregoing information upon the reasonable inquiry of a Member.

(c) Tax Classification.

(i) The Tax Matters Member shall take such action as may be required under the Code and Regulations to cause Company to be treated as a partnership and the Subsidiaries to be treated either as partnerships or disregarded entities for United States federal income tax purposes.

(ii) To the extent Section 8.3(c)(i) does not govern the state and local tax classification of the Company and the Subsidiaries, the Tax Matters Member shall take such action as may be required under applicable state and/or local law to cause Company to be treated as, and in a manner consistent with a partnership (or the functional equivalent thereof) and to cause the Subsidiaries to be treated as, and in a manner consistent with either partnerships or disregarded entities (or the functional equivalent thereof) for state and local income and franchise tax purposes; provided, that the Tax Matters Member shall not take any action under this clause (c)(ii) which would be inconsistent with its obligations under Section 8.3(c)(i).

ARTICLE IX

AMENDMENTS; MEETINGS

Section 9.1 Amendments. Amendments to this LLC Agreement may be proposed by any Member. Following such proposal, the Managing Member shall submit to the Members a verbatim statement of any proposed amendment once counsel for the Company shall have approved of the same in writing as to form, and the Managing Member shall include in any such submission a recommendation as to the proposed amendment. The Managing Member shall seek the written vote of the Members on the proposed amendment or shall call a meeting to vote thereon and to transact any other business that it may deem appropriate. No amendment shall be adopted and be effective as an amendment to this LLC Agreement unless it receives the affirmative vote of all of the Members.

Section 9.2 Meetings of the Members.

(a) Meetings of the Members may be called by the Managing Member and shall be called upon the written request of any Member. The request shall state the nature of the business to be transacted. Subject to other requirements specified herein regarding notice periods, notice of any such meeting shall be given to all Members not less than five Business Days nor more than thirty days prior to the date of such meeting. Members may vote in person, by proxy or by telephone at such meeting. Whenever the vote or consent of Members is permitted or required under this LLC Agreement, such vote or consent may be given at a meeting of Members or may be given in accordance with the procedure prescribed in Section 9.3.

(b) For the purpose of determining the Members entitled to vote on, or to vote at, any meeting of the Members or any adjournment thereof, the Managing Member or the Member requesting such meeting may fix, in advance, a date as the record date for any such determination. Such date shall not be more than thirty days nor less than one Business Day before any such meeting.

(c) Each Member may authorize any Person or Persons to act for it by proxy on all matters in which the Member is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting. Every proxy must be signed by the Member or its attorney-in-fact. No proxy shall be valid after the expiration of eleven months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the Member executing it or as provided under the terms of such proxy.

(d) Each meeting of Members shall be conducted by the Managing Member or such other Person as the Managing Member may appoint pursuant to such rules for the conduct of the meeting as the Managing Member or such other Person deems appropriate.

Section 9.3 Manner of Consent. In the event the consent of one or more Members is required for any action to be taken by the Company, such consent may be given at a meeting, which may be attended or conducted by conference telephone call, or provided in a writing executed by such Members.

ARTICLE X

TRANSFERS OF INTERESTS

Section 10.1 Restriction on Dispositions of Interests.

(a) Dispositions of Class A Member Interests. Subject to Section 10.1(c) and except as provided in Article XI, no Class A Member shall Dispose of (other than by a retirement or redemption) its Class A Interest or resign from the Company without the prior written consent of the Class B Members and so long as Blackstone and its Affiliates are the Majority Class A Members, the Majority Class A Members; provided that no consent of the Class B Members shall be required with respect to a Disposition of a Class A Member Interest by Blackstone if, after giving effect to such Disposition, Blackstone continues to own a majority of the Class A Member Interests. Following any such transfer by a Class A Member of all of its Class A Interest, such Class A Member shall cease to be a Class A Member. Upon any transfer made in accordance with this Section 10.1(a), the transferee of such Interest will be admitted as a Class A Member of the Company upon its execution of a counterpart to this Agreement, without further action or consent by any other Member.

(b) Dispositions of Class B Interests.

(i) Subject to Section 10.1(c), no Class B Member shall Dispose of its Class B Interest to any Person or withdraw from the Company without the prior written consent of each of the Class A Members; provided, that a Class B Member may Dispose of its Class B Interest to any Wholly Owned Affiliate of such Class B Member in a transfer that complies with Section 10.1(c) and provided that (x) such transferee executes an assumption agreement in form and substance reasonably satisfactory to the Required Directors. Upon any such transfer of all of its Interest, such Class B Member shall, subject to the following paragraph, cease to be a Class B Member. In addition to the foregoing, to the extent not materially adverse to the Class A Members, each Class B Member may carve-out from the Class B Interest a special interest in the income, gain, loss, deduction, and distributions with respect to one or more Company activities, including the Company’s activities relating to one or more Company Subsidiaries (the “Special Class B Interest”), which Special Class B Interest may be assigned by such Class B Member to any Wholly Owned Affiliate of such Class B Member in a transfer that complies with Section 10.1(c) and subject to paragraph (b)(ii) of this Section 10.1. Nothing herein shall be deemed to prohibit any Class B Member from entering into the Collateral Assignment in favor of the Contractor attached as Exhibit B hereto.

(ii) INTENTIONALLY LEFT BLANK

(iii) All Class B Members shall designate a single Class B Member as their attorney-in-fact, in its name and stead, to give or withhold all consents and approvals that each Class B Member shall be entitled to give or withhold, and to exercise all voting rights and other rights, and take all other actions, that such Class B Member is entitled to take pursuant to the provisions of this LLC Agreement until such time as such designation and appointment is revoked in writing, and this Section 10.1(b)(iii) shall be, to the extent required by Applicable Law to give it effect, construed as a proxy in favor of such designated Class B Member.

(c) Prohibited Transfers. No Disposition of an Interest that is a Disqualified Transfer shall be permitted by this Section 10.1.

Section 10.2 Prohibited Dispositions. To the fullest extent permitted by law, any purported Disposition of an Interest that is not made in accordance with Section 10.1 shall be null and void and of no effect whatsoever; provided, however, that, if the Company is required to recognize a Disposition of an Interest that is not made in accordance with Section 10.1, the transferred Interest shall be strictly limited to the transferor’s rights to allocations and distributions as provided by this LLC Agreement with respect to the transferred Interest, which allocations and distributions may be applied (without limiting any other legal or equitable rights of the Company) to satisfy any debts or obligations, or liabilities for damages that the transferor or transferee of such Interest may have to the Company.

To the fullest extent permitted by law, in the case of a Disposition or attempted Disposition of an Interest that is not made in accordance with Section 10.1, the parties engaging or attempting to engage in such Disposition shall be liable to indemnify and hold harmless the Company and the other Members from all losses, costs, liability, and damages that any of such indemnified Persons may incur (including incremental tax liability and reasonable lawyers’ fees and expenses) as a result of such Disposition or attempted Disposition and efforts to enforce the indemnity granted hereby.

Section 10.3 Right of Company to Cause Dispositions of Interests. If any Member fails to maintain its status as a “citizen of the United States” within the meaning of Section 2 of the Shipping Act of 1916 (any such Member, a “Non-U.S. Member”), and such failure would cause the Company not to be a “citizen of the United States” for purposes of the Jones Act, such Non-U.S. Member shall within 30 days of such failure, either (i) cure such failure to the reasonable satisfaction of the Company or (ii) cause its Interest to be transferred to a “citizen of the United States”, in each case, within the meaning of Section 2 of the Shipping Act of 1916. In the event that a Non-U.S. Member fails to comply with the foregoing sentence, the Managing Member (or in the event the Managing Member is a Non-U.S. Member at the time when it is Managing Member, the majority of the Class A Members who are “citizens of the United States” within the meaning of Section 2 of the Shipping Act of 1916) may require that such Non-U.S. Member sell its Interest in the Company to a purchaser selected by the Managing Member (or, if applicable, such Class A Members) at a purchase price equal to such Non-U.S. Member’s Capital Account balance.

Section 10.4 Representation on Transfer. Any Person to whom an Interest is transferred in accordance with the terms of this Agreement shall be deemed to make the representations and warranties provided for in Section 3.6(a) to the Company and each other Member.

ARTICLE XI

PURCHASE AND SALE RIGHTS

Section 11.1 Purchase Option.

(a) Following (i) notice of acceleration of the Vessel Debt or (ii) delivery of a Notice of Foreclosure or (any of the foregoing events described in clauses (i) or (ii), a “Triggering Event”), and provided that (x) on or prior to the date of such purchase all amounts then due and payable under the Vessel Debt Documents and all subordinated loans made (or deemed made) by the Class A Members to the Company will be paid in full and (y) the “Investors” that are parties to the Funding Agreement have been released from all of their obligations thereunder, the Class B Members, in proportion to the Capital Contributions of each such Class B Member, may elect to purchase or cause the purchase of the Class A Members’ entire Class A Member Interests (the “Purchase Option”); provided, that the Class B Members make an Irrevocable Election and give written notice to all the Members (the “Purchase Option Notice”).

(b) Any Purchase Option Notice shall include the following:

(i) a statement that all of the Class A Member Interests are to be purchased;

(ii) a statement specifying the date on which the closing of the purchase and sale of the Class A Member Interests shall occur (the “Purchase Date”), which Purchase Date shall not be less than twenty Business Days nor more than one-hundred twenty days from the date of the occurrence of the first such Triggering Event;

(c) Purchase Price/Payment. On the Purchase Date, the Class B Members shall pay or shall cause to be paid to the Class A Members an amount of Cash equal to the amount necessary to be paid to the Class A Members on the Purchase Date in order for the Class A Members to achieve an IRR of 15% (the “Purchase Price”).

(d) Purchase.

(i) The closing of the purchase and sale of the Class A Member Interests shall occur on the Purchase Date.

(ii) The closing shall occur at such place as is mutually agreeable to the Members, or upon the failure to agree, at the principal place of business of the Company. On the Purchase Date, the Class A Members shall upon payment of the Purchase Price and the satisfaction of the conditions set forth in clauses (x) and (y) of Section 11.1(a) deliver to the Class B Members or their designee all of their right, title and interest in and to the Class A Member Interests purchased, free and clear of any liens, claims, encumbrances, security interests or options by delivery of endorsed Certificates of Interest and by executing instruments of conveyance attached hereto as Exhibit D. To the fullest extent permitted by law, the transfer of the Class A Member Interest shall be made “as-is, where is” without any representation or warranty other than the absence of liens as aforesaid. The Class B Members shall pay or cause to be paid the reasonable costs of such Disposition and closing, including attorneys’ fees and filing fees of the Members.

(e) Treatment as Purchase Under Section 741. The Members agree to treat the Disposition of the Class A Member Interests pursuant to this Section 11.1 as a purchase and sale under Section 741 of the Code and not as a retirement under Section 736 of the Code.

Section 11.2 INTENTIONALLY LEFT BLANK.

Section 11.3 Right of the Class A Members to Dispose of Vessels. If as of any date of determination the Company will have insufficient undrawn commitments under the Credit Agreement and this Agreement to fund Progress Payments anticipated to be payable within six months of such date of determination unless the Company (or applicable Subsidiary) Disposes of any Vessel on or prior to the end of such six-month period, the Majority Class A Members may cause the Company (or applicable Subsidiary) to sell such Vessel to any Person (other than any Affiliate of a Class A Member).

Section 11.4 INTENTIONALLY LEFT BLANK.

Section 11.5 Government Approvals. Notwithstanding anything to the contrary contained herein, the obligation of the Class A Members to transfer their Class A Member Interests pursuant to Section 11.1 shall be contingent on the receipt of all required Governmental Approvals, if any, (including any from the United States Maritime Administration, if required) and the time periods provided for herein under Section 11.1 to consummate any such sales shall be extended, if necessary, to procure such Government Approvals. The Members agree to cooperate and use commercially reasonable efforts to obtain such Government Approvals.

ARTICLE XII

DISSOLUTION AND WINDING UP

Section 12.1 Liquidating Events. The Company shall dissolve and commence winding up and liquidating upon the first to occur of any of the following (collectively, “Liquidating Events”):

(a) Unanimous Vote. The unanimous vote of the Members to dissolve, wind up, and liquidate Company.

(b) Illegality, etc. The happening of any event that makes it unlawful, impossible, or impractical to carry on the business of the Company or the Delaware Court of Chancery has entered a decree pursuant to Section 18-802 of the LLC Act.

(c) Sale of all Vessels. The date on which the Last Vessel has been sold.

(d) Last Member. At any time there are no members of the Company unless the Company is continued without dissolution in a manner permitted by the LLC Act.

The Members hereby agree that, notwithstanding any waivable provision of the LLC Act, the Company shall not dissolve prior to the occurrence of a Liquidating Event.

Section 12.2 Winding Up. Upon the occurrence of a Liquidating Event, the Company shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets, and satisfying the claims of its creditors and thereafter Members, and no Member shall take any action with respect to the Company that is inconsistent with the winding up of the Company’s business and affairs; provided that all covenants contained in this LLC Agreement and obligations provided for in this LLC Agreement shall continue to be fully binding upon the Members until such time as Company Property has been distributed pursuant to this Section 12.2 and the Certificate of Formation has been canceled pursuant to the LLC Act. The Liquidator shall be responsible for overseeing the winding up and dissolution of the Company. On the occurrence of a Liquidating Event, the Gross Asset Values of all of the Company’s assets shall be adjusted to equal their respective Mark-to Market Values as of the Mark-to-Market Measurement Date and any Net Income, Gross Income, Net Losses and other items of income, loss, deduction, gain and credit of the Company shall be allocated among the Members as of such Mark-to-Market Measurement Date in accordance with Article IV. The Liquidator shall take full account of the Company’s liabilities and Company Property and, except as otherwise provided in Section 12.3, shall, within 75 days of the occurrence of a Liquidating Event or, in the event that the certification by the Company Accountants required by Section 8.2(d) has not been delivered by such 75th day as soon as practicable after delivery of such accountant’s certification but in any event within 90 days of such Liquidating Event, cause Company Property or the proceeds from the sale or disposition thereof (as determined pursuant to Section 12.9), to the extent sufficient therefor, to be applied and distributed, to the maximum extent permitted by Applicable Law and notwithstanding anything in this LLC Agreement to the contrary, in the following order (without duplication):

(a) First, to creditors of the Company (including any Class A Member to the extent such Class A Member is a creditor), in satisfaction of all of the Company’s debts and liabilities (whether by payment or making provision for payment thereof);

(b) Second, the balance to the Members in accordance with Article V.

Section 12.3 No Restoration of Deficit Capital Accounts; Compliance With Timing Requirements of Regulations. In the event the Company is “liquidated” within the meaning of Regulation § 1.704-1(b)(2)(ii)(g), (x) distributions shall be made pursuant to this Article XII to the Members who have positive balances in their Capital Accounts in proportion to and to the extent of such positive balances in compliance with Regulation § 1.704-1(b)(2)(ii)(b)(2), and (y) if a Member’s Capital Account has a deficit balance (after giving effect to all contributions, distributions, and allocations for all taxable years, including the taxable year during which such liquidation occurs), the Member whose Capital Account has a negative balance shall have no obligation to contribute to the capital of the Company the amount necessary to restore such deficit balance to zero, and such deficit shall not be considered a debt owed to the Company or to any other Person for any purpose whatsoever.

Section 12.4 Deemed Distribution and Recontribution. Notwithstanding any other provision of this Section 12, in the event Company is liquidated within the meaning of Regulation § 1.704-1(b)(2)(ii)(g) but no Liquidating Event has occurred, Company Property shall not be liquidated, the Company’s debts and other liabilities shall not be paid or discharged, and Company’s affairs shall not be wound up. Instead, solely for federal income tax purposes, the Company shall be deemed to have contributed all of Company Property and liabilities to a new limited liability company in exchange for an interest in such new company and, and immediately thereafter, the Company will be deemed to have been liquidated by distributing interests in the new company to the Members.

Section 12.5 Rights of Members. Each Member shall look solely to Company Property for the return of its Capital Contribution and, except as otherwise provided in Section 12.9, shall have no right or power to demand or receive property other than Cash from Company.

Section 12.6 Notice of Dissolution. The Managing Member shall promptly provide written notice to each of the Members of the occurrence of a Liquidating Event known to it in accordance with Section 6.5(b).

Section 12.7 Character of Liquidating Distributions. All payments made in liquidation of the Interest of a retiring Member, other than payments made under Section 12.2, shall be made in exchange for the interest of such Member in Company Property pursuant to Code § 736(b)(1), including the interest of such Member in goodwill of the Company.

Section 12.8 The Liquidator.

(a) Definition. The “Liquidator” shall mean the Person appointed as Liquidator by the Company, such Person to be approved by the Majority Class A Members, such approval not to be unreasonably withheld.

The Liquidator shall have the rights set forth in Section 18-803(b) of the LLC Act and exclusively shall have the rights, power and authority of the Managing Member necessary or appropriate in its discretion to effect the dissolution, winding up and liquidation of the Company. The actions of the Liquidator shall for all purposes be the actions of the Company.

(b) Fees. The Company is authorized to pay a reasonable fee to the Liquidator for its services performed pursuant to this Article XII and to reimburse the Liquidator for its reasonable costs and expenses incurred in performing those services.

(c) Resignation of Liquidator. At any time any Liquidator may, in its discretion, resign as Liquidator and the Managing Member shall appoint a replacement Liquidator, such Person to be approved by the Majority Class A Members, such approval not to be unreasonably withheld.

Section 12.9 Form of Liquidating Distributions.

(a) In General. Except as provided in this Section 12.9, for purposes of making distributions required by Section 12.2, the Liquidator may determine whether to distribute all or any portion of Company Property in-kind or to sell all or any portion of

Company Property and distribute the proceeds therefrom, provided that the Liquidator shall not distribute Company Property other than Cash to any Member without its consent, and the Liquidator shall be required to reduce Company Property to Cash to the extent necessary to make distributions to the Members pursuant to Section 12.2 in Cash. In the case of a liquidation in kind, the amount distributed shall be deemed to be equal to the Mark-to-Market Value of the property distributed on the date of such distribution.

Section 12.10 INTENTIONALLY LEFT BLANK

Section 12.11 Allocations During Period of Liquidation. For the avoidance of doubt, during the period commencing on the first day of the Fiscal Year during which a Liquidation Event has occurred and ending on the date on which all of the assets of the Company have been distributed to the Members pursuant to Section 12.2 hereof, the Members shall continue to share in Net Income, Net Losses, and other items of Company income, gain, loss or deduction in the manner provided in Article IV hereof.

Section 12.12 Bankruptcy. Notwithstanding any other provision of this Agreement, the Bankruptcy of a Member shall not cause such Member to cease to be a member of the Company and upon the occurrence of such an event, the Company shall continue without dissolution.

ARTICLE XIII

MISCELLANEOUS

Section 13.1 Amendments. No amendment or waiver of any provision of this LLC Agreement, and no consent to any departure by any party herefrom, shall in any event be effective unless the same shall be in writing and signed by all Members in accordance with Section 9.1. No such waiver of a provision or consent to a departure in any one instance shall be construed as a further or continuing waiver of or consent to subsequent occurrences, or a waiver of any other provision or consent to any other departure.

Section 13.2 Notices. Any notice, payment, demand, or communication required or permitted to be given by any provision of LLC Agreement shall be in writing or by facsimile and shall be deemed to have been delivered, given, and received for all purposes (a) if delivered personally to the Person or to an officer of the Person to whom the same is directed or (b) when the same is actually received (if during the recipient’s normal business hours if during a Business Day, or, if not, on the next succeeding Business Day), if sent by facsimile (followed by a hard copy of the facsimiled communication sent by certified mail, postage and charges prepaid), or by courier or delivery service or by mail, addressed, if to any Member or the Managing Member, to such person at its address or facsimile number set forth on Schedule 3.2 hereto or to such other address as such Person may from time to time specify by notice, and if to any other Person, at its address specified in the Transaction Document pursuant to which such Person is to receive notice or by notice given in the manner provided herein to each other Person entitled to receive notice hereunder, or, in each case, to such other address (and with copies to such other Persons) as the Person entitled to receive notice hereunder shall specify by notice given in the manner provided herein to the other Persons entitled to receive notice under the relevant Transaction Document.

Section 13.3 No Waiver; Cumulative Remedies. No failure on the part of any Person to exercise, and no delay in exercising, any right under this LLC Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any right under this LLC Agreement preclude any other or further exercise thereof or the exercise of any other right. The remedies provided in this LLC Agreement are cumulative and not exclusive of any remedies provided by Applicable Law.

Section 13.4 Waiver of Jury Trial. EACH PARTY TO THIS LLC AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS LLC AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 13.5 Counterparts. This LLC Agreement may be executed in any number of counterparts and by different parties thereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. To the fullest extent permitted by law, this LLC Agreement may be delivered by facsimile transmission of the relevant signature pages thereof.

Section 13.6 Survival of Representations, Warranties and Indemnities. All representations, warranties and indemnities and undertakings to pay costs and expenses contained in this LLC Agreement shall survive (a) the execution and delivery of this LLC Agreement and (b) performance by each party of its Obligations under this LLC Agreement and each other Transaction Document to which it is a party.

Section 13.7 Severability. Any provision of this LLC Agreement that is prohibited by or unenforceable in any relevant jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions thereof, and any such prohibition or unenforceability in any jurisdiction shall, to the fullest extent permitted by law, not invalidate or render unenforceable such provision in any other jurisdiction.

Section 13.8 Construction. The parties intend that every covenant, term, and provision of each Transaction Document shall be construed simply according to its fair meaning and not strictly for or against any party thereto.

Section 13.9 Determination of Capital Accounts. In the event any Class A Member or Class B Member disputes in an appropriate proceeding the determination of its Capital Account, an independent determination of the Members’ Capital Accounts shall be made without any special weight being given to any prior determination made within the discretion of the Managing Member.

Section 13.10 Governing Law. THE LAWS OF THE STATE OF DELAWARE (WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES) SHALL GOVERN THE VALIDITY OF THIS LLC AGREEMENT, THE CONSTRUCTION OF ITS TERMS, AND THE INTERPRETATION OF THE RIGHTS AND DUTIES OF THE MEMBERS.

Section 13.11 Waiver of Action for Partition. Each of the Members irrevocably waives any right that it may have to maintain any action for partition with respect to any of Company Property.

Section 13.12 Consent to Jurisdiction. Each Member (i) irrevocably submits to the jurisdiction of any Delaware State court or federal court sitting in Wilmington, Delaware in any action arising out of this LLC Agreement, (ii) agrees that all claims in such action may be decided in such court, (iii) waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum and (iv) to the fullest extent permitted by law, consents to the service of process by mail. A final judgment in any such action shall be conclusive and may be enforced in other jurisdictions. Nothing herein shall affect the right of any party to serve legal process in any manner permitted by law or affect its right to bring any action in any other court.

Section 13.13 Third Party Beneficiaries. The covenants contained herein are made for the benefit of the parties hereto and permitted successors and assigns of such parties as specified herein, and (except as expressly specified herein) shall not be construed as having been intended to benefit any third party not a party to this Agreement; provided that, solely with respect to Sections 3.3 and 9.1 of this LLC Agreement, each of the Security Agent and the Contractor, respectively, is and shall be deemed a third party beneficiary of the applicable Section, and may rely upon the covenants and agreements contained in such Sections.

IN WITNESS WHEREOF, the undersigned have executed this LLC Agreement as of the date above first written.

Class A Members:

BLACKSTONE CAPITAL PARTNERS V USS, L.P.

By:	Blackstone Management Associates V USS L.L.C., its General Partner

By:	BMA V USS L.L.C., its Sole Member

By:	/s/ Josh Kobza
	Name:	Josh Kobza
	Title:	Attorney-in-Fact

BLACKSTONE FAMILY INVESTMENT PARTNERSHIP V-A USS SMD L.P.

By:	Blackstone Family GP L.L.C., its General Partner

By:	/s/ Josh Kobza
	Name:	Josh Kobza
	Title:	Attorney-in-Fact

BLACKSTONE PARTICIPATION PARTNERSHIP V USS L.P.

By:	BCP V USS Side-by-Side GP L.L.C., its General Partner

By:	/s/ Josh Kobza
	Name:	Josh Kobza
	Title:	Attorney-in-Fact

BLACKSTONE FAMILY INVESTMENT PARTNERSHIP V USS L.P.

By:	BCP V USS Side-by-Side GP L.L.C., its General Partner

By:	/s/ Josh Kobza
	Name:	Josh Kobza
	Title:	Attorney-in-Fact

BLACKSTONE MEZZANINE PARTNERS II USS L.P.

By:	Blackstone Mezzanine Associates II USS L.P., its General Partner

By:	Blackstone Mezzanine Management Associates II USS L.L.C., its General Partner

By:	/s/ Marisa Beeney
	Name:	Marisa Beeney
	Title:	Managing Director

BLACKSTONE MEZZANINE HOLDINGS II USS L.P.

By:	BMP II USS Side by Side GP L.L.C., its General Partner

By:	/s/ Marisa Beeney
	Name:	Marisa Beeney
	Title:	Managing Director

BLACKSTONE FAMILY MEZZANINE PARTNERSHIP II USS SMD L.P.

By:	Blackstone Family GP L.L.C., its General Partner

By:	/s/ Marisa Beeney
	Name:	Marisa Beeney
	Title:	Managing Director

CERBERUS PARTNERS, L.P.

By:	Cerberus Associates, L.L.C., its general partner

By:	/s/ Mark A. Neporent
	Name:	Mark A. Neporent
	Title:	Senior Managing Director

STYX PARTNERS, L.P.

By:	Styx Associates, LLC., its general partner

By:	/s/ Mark A. Neporent
	Name:	Mark A. Neporent
	Title:	Senior Managing Director

Class B Members:

BLACKSTONE CAPITAL PARTNERS V USS, L.P.

By:	Blackstone Management Associates V USS L.L.C., its General Partner

By:	BMA V USS L.L.C., its Sole Member

By:	/s/ Josh Kobza
	Name:	Josh Kobza
	Title:	Attorney-in-Fact

BLACKSTONE FAMILY INVESTMENT PARTNERSHIP V-A USS SMD L.P.

By:	Blackstone Family GP L.L.C., its General Partner

By:	/s/ Josh Kobza
	Name:	Josh Kobza
	Title:	Attorney-in-Fact

BLACKSTONE PARTICIPATION PARTNERSHIP V USS L.P.

By:	BCP V USS Side-by-Side GP L.L.C., its General Partner

By:	/s/ Josh Kobza
	Name:	Josh Kobza
	Title:	Attorney-in-Fact

BLACKSTONE FAMILY INVESTMENT PARTNERSHIP V USS L.P.

By:	BCP V USS Side-by-Side GP L.L.C., its General Partner

By:	/s/ Josh Kobza
	Name:	Josh Kobza
	Title:	Attorney-in-Fact

BLACKSTONE MEZZANINE PARTNERS II USS L.P.

By:	Blackstone Mezzanine Associates II USS L.P., its General Partner

By:	Blackstone Mezzanine Management Associates II USS L.L.C., its General Partner

By:	/s/ Marisa Beeney
	Name:	Marisa Beeney
	Title:	Managing Director

BLACKSTONE MEZZANINE HOLDINGS II USS L.P.

By:	BMP II USS Side by Side GP L.L.C., its General Partner

By:	/s/ Marisa Beeney
	Name:	Marisa Beeney
	Title:	Managing Director

BLACKSTONE FAMILY MEZZANINE PARTNERSHIP II USS SMD L.P.

By:	Blackstone Family GP L.L.C., its General Partner

By:	/s/ Marisa Beeney
	Name:	Marisa Beeney
	Title:	Managing Director

CERBERUS PARTNERS, L.P.

By:	Cerberus Associates, L.L.C., its general partner

By:	/s/ Mark A. Neporent
	Name:	Mark A. Neporent
	Title:	Senior Managing Director

STYX PARTNERS, L.P.

By:	Styx Associates, LLC., its general partner

By:	/s/ Mark A. Neporent
	Name:	Mark A. Neporent
	Title:	Senior Managing Director

ANNEX A TO

LIMITED LIABILITY COMPANY AGREEMENT OF

USS PRODUCTS INVESTOR LLC

DEFINITIONS AND RULES OF CONSTRUCTION

SECTION 1.01 Definitions. Capitalized terms used in this Annex A and, except as otherwise expressly provided in any Transaction Document with respect to specific capitalized or other terms used in such Transaction Document, capitalized terms used in the Transaction Documents and all appendices, schedules and exhibits thereto, shall in each case have the respective meanings given to them in this Section 1.01. Not all of the terms defined in this Annex A are used in any particular Transaction Document

“Actual Vessel Cost” for any Vessel and as of any date of determination shall mean the sum of (i) the actual cost of such Vessel under the Assigned Construction Contract to the date of determination, and (ii) the cost of any buyer furnished equipment with respect thereto less the Net Hedging Amount (positive or negative), if any, allocable to such Vessel. For the avoidance of doubt, if the Net Hedging Amount is negative, it will be added to the Actual Vessel Cost and if positive, it will be subtracted from the Actual Vessel Cost.

“Adjusted Capital Account” means, with respect to any Member, the balance, if any, in such Member’s Capital Account as of the end of the relevant Allocation Period, after giving effect to the following adjustments:

(i) Credit to such Capital Account any amounts that such Member is obligated to contribute or deemed to be obligated to contribute pursuant to the penultimate sentences of Regulation §§ 1.704-2(g)(1) and 1.704-2(i)(5); and

(ii) Debit to such Capital Account the items described in Regulation §§ 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) and 1.704-1(b)(2)(ii)(d)(6).

The foregoing definition of Adjusted Capital Account is intended to comply with the provisions of Regulation § 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

“Affiliate” means, with respect to any Person, any other Person which, directly or indirectly, controls, is controlled by or is under common control with such Person. For purposes of determining any Affiliate of Blackstone with respect to any provision in the LLC Agreement limiting the ability of the Company or any Member to enter into transactions with Affiliates, a Person shall be deemed to be “controlled by” any other Person if such other Person possesses, directly or indirectly, power to vote 10% or more of the voting securities or interests of such Person.

“Applicable Rate” means an assumed tax rate equal to the highest effective marginal combined U.S. federal, state and local income tax rate prescribed for an individual resident in New York, New York and assuming that such holder does not have any offsetting losses, deductions or credits.

“APT” means American Petroleum Tankers LLC.

“Assigned Construction Contract” means the Construction Contract, as assigned to APT pursuant to the Construction Contract Assignment.

“Assumed Target Price” means, with respect to each Vessel, the price set forth on Schedule B to the LLC Agreement. For the avoidance of doubt, each Vessel on Schedule B is listed in the order in which they are delivered.

“Available Cash” means (x) so long as the Credit Agreement is in effect, cash distributed to the Company in accordance with the Security Agreement and (y) if the Credit Agreement is not in effect, on any date of determination, the excess, if any, of (i) the amount of Cash held by Company on such date of determination, over (ii) the amount, determined by the Managing Member on a commercially reasonable basis, of all Company Expenses expected to become due and payable on or prior to the next succeeding Distribution Date (net of any amounts determined by the Managing Member on a commercially reasonable basis that are expected to be available to the Company from revenue of the Company).

“Bankruptcy” means, with respect to any Person, a Voluntary Bankruptcy or an Involuntary Bankruptcy. A “Voluntary Bankruptcy” means, with respect to any Person: (a) (i) the failure of such Person generally to pay its debts as such debts become due or (ii) an admission in writing by such Person of its inability to pay its debts generally or a general assignment by such Person for the benefit of creditors; (b) the filing of any petition by such Person seeking to adjudicate it a bankrupt or insolvent, or seeking for itself any liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of such Person or its debts under any Applicable Law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking, consenting to, or acquiescing in the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for such Person or for any substantial part of its property or the filing of an answer or other pleading admitting or failing to contest the allegations of a petition filed against it in any proceeding of the foregoing nature; or (c) action taken by such Person to authorize any of the actions set forth above. An “Involuntary Bankruptcy” means, with respect to any Person, without the consent or acquiescence of such Person, the entering of an order for relief or approving a petition for relief or reorganization or any other petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or other similar relief under any present or future bankruptcy, insolvency or similar Applicable Law, or the filing of any such petition against such Person, that shall not be dismissed or stayed within 60 days, or, without the consent or acquiescence of such Person, the entering of an order appointing a trustee, custodian, receiver or liquidator of such Person or of all or any substantial part of the property of such Person that shall not be dismissed or stayed within 60 days. With respect to the Members, this definition is intended to supersede the definition of Bankruptcy and similar events set forth in Sections 18¬101(1) and 18-304 of the LLC Act.

“Blackstone” means Blackstone Group Holdings L.P., any Affiliate thereof, any fund or similar entity managed by Blackstone Group Holdings L.P. or by any Affiliate of Blackstone Group Holdings L.P. and any entity over which Blackstone Group Holdings, L.P. or any Affiliate of Blackstone Group Holdings L.P. has investment authority.

“Board of Directors” is defined in Section 6.4(a) of the LLC Agreement.

“Budget” means the budget of the Company approved in accordance with Section 6.9 of the LLC Agreement.

“Business Day” means any day of the year except Saturday, Sunday and any day on which commercial banking institutions are authorized or obligated by law, regulation or executive order to close in New York, New York.

“Business Entity” means a corporation (or, when used as an adjective, corporate), limited liability company, partnership (whether general or limited), business trust, joint stock company, unincorporated association, joint venture or other applicable business entity.

“Capital Account” means, with respect to any Member, the capital account in the Company maintained for such Member in accordance with the following provisions:

(i) To each Member’s Capital Account there shall be credited such Member’s Capital Contributions, such Member’s distributive share of Net Income and any items in the nature of income or gain allocated to such Member pursuant to Article IV of the LLC Agreement (other than Section 4.5), and the amount of any the Company liabilities of such Member assumed by such Member or which are secured by any Company Property or Company Subsidiary Property Distributed to such Member;

(ii) To each Member’s Capital Account there shall be debited: (a) the amount of Cash and the Gross Asset Value of any Company Property or Company Subsidiary Property Distributed to such Member pursuant to any provision of the LLC Agreement; (b) such Member’s distributive share of Net Losses and any items in the nature of expenses or losses, allocated to such Member pursuant to Article IV of the LLC Agreement (other than Section 4.5); and (c) the amount of any liabilities of such Member assumed by the Company or that are secured by any property contributed by such Member to the Company;

(iii) [Reserved]; and

(iv) In the event all or a portion of an Interest in the Company is Disposed of in accordance with the terms of the LLC Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent of the transferred Interest.

The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations § 1.704-1(b), and shall be interpreted and applied in a manner consistent with such Regulations.

“Capital Contributions” means, with respect to any Member, the amount of Cash and the initial Gross Asset Value of any property (other than Cash) contributed (or deemed to be contributed) to the Company by such Member (or its predecessors in interest) with respect to the Interest held by such Member.

“Cash” means cash, amounts credited to deposit accounts and other immediately available funds that are denominated in Dollars.

“Certificate of Interest” is defined in Section 3.1 of the LLC Agreement.

“Class A Member” means any Person that has been admitted to the Company as a member and that holds all or any part of a Class A Member Interest, in each such Person’s capacity as a member of the Company, or the collective reference to all such Persons, as the context may require.

“Class A Member Interest” or “Class A Interest” means an Interest in the Company designated as a Class A Interest under the LLC Agreement.

“Class B Member” means any Person that has been admitted to the Company as a member and that holds all or any part of a Class B Interest, in each such Person’s capacity as a member of the Company, or the collective reference to all such Persons, as the context may require.

“Class B Member Interest” or “Class B Interest” means an Interest in the Company designated as a Class B Interest under the LLC Agreement.

“Code” means the United States Internal Revenue Code of 1986, as amended from time to time.

“Company” means American Petroleum Tankers Holding LLC, the limited liability company formed pursuant to the LLC Agreement and the Certificate of Formation.

“Company Accountants” means Deloitte & Touche LLP or any other replacement independent accounting firm of national reputation selected by the Managing Member and approved by the Required Directors.

“Company Documents” means the LLC Agreement, any Approved Charter, the Assigned Construction Contract, each Company Subsidiary Organizational Document, the Assignment Agreement, the Construction Contract Assignment, and the Vessel Management Agreement and any certificates and other documents and instruments related thereto.

“Company Expenses” means all costs, expenses, indemnities, fees (including reasonable attorneys’ and accountants’ fees), Taxes and other payment obligations incurred by the Company, but not including any Distributions required to be paid pursuant to Article V or Article XII of the LLC Agreement, together with reasonable reserves for payment of the foregoing.

“Company Minimum Gain” has the same meaning as the term “partnership minimum gain” in Regulations §§ 1.704-2(b)(2) and 1.704-2(d).

“Company Property” means all property owned by the Company, including both tangible and intangible property.

“Company Subsidiary” means a limited liability company formed under the laws of the State of Delaware, 100% of the equity interests in which are owned directly or indirectly by the Company and which is formed pursuant to a certificate of formation and a limited liability company agreement in substantially the form attached hereto as Exhibit C, with such changes to such form as may be agreed upon from time to time by the Members.

“Company Subsidiary Documents” means, with respect to any Company Subsidiary, (i) the Organizational Documents for such Company Subsidiary, (ii) any Approved Charter, Vessel Debt Documents and (iii) all certificates, documents and instruments related thereto.

“Company Subsidiary Permitted Asset” has the meaning assigned to the term “Permitted Assets” in the Organizational Documents of a Company Subsidiary.

“Company Subsidiary Property” means all property owned by any Subsidiary of the Company, including both tangible and intangible property.

“Consolidated” refers, with respect to any Person, to the consolidation of accounts of such Person and its Subsidiaries in accordance with GAAP.

“Construction Contract” means that certain Amended and Restated Contract for Construction entered into between USS Product Carriers LLC and the Contractor dated March 14, 2006, as amended, restated, supplemented or otherwise modified from time to time.

“Construction Contract Assignment” means the Assignment and Assumption Agreement dated August 7, 2006 between APT and USS Product Carriers LLC.

“Contingent Liabilities” means, with respect to any Person, (a) any agreement, undertaking or arrangement by which such Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the indebtedness, obligation or any other liability of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the shares of any other Person (the amount of obligation under any Contingent Liabilities shall be deemed to be the maximum outstanding amount of the debt, obligation or other liability guaranteed) and/or (b) liabilities that are contingent in nature which would be included as liabilities on the face of the balance sheet of such Person in accordance with GAAP.

“Contractor” means National Steel and Shipbuilding Company, a Nevada corporation.

“Contractor Parent” means General Dynamics Corporation, a Delaware corporation.

“Credit Agreement” means the $325,000,000 million revolving notes facility agreement dated as of August 7, 2006, among the Company, as borrower, the Company Subsidiaries party thereto, the Lenders (as defined therein), Blackstone Corporate Debt Administration L.L.C., as administrative agent, The Bank of New York Mellon (as successor to JPMorgan Chase Bank, NA.), as the Security Agent, and Lehman Brothers Inc., as the sole lead arranger and sole bookrunner, as amended.

“Delivery Date” means, with respect to any Vessel, the date on which a Vessel is tendered for delivery by the Contractor and accepted by APT or the applicable JV Subsidiary, as the case may be, pursuant to the Construction Contract.

“Depreciation” means, for each Allocation Period, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such Allocation Period, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such Allocation Period, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such Allocation Period bears to such beginning adjusted tax basis; provided, however, that if the adjusted basis for federal income tax purposes of an asset at the beginning of such Allocation Period is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the Tax Matters Member.

“Designated Change Orders” means change orders delivered by the Contractor under the Assigned Construction Contract which together with other change orders do not increase the cost of a Vessel by more than $500,000.

“Direct Competitor” means any Person engaged in the U.S. coastwise transportation of petroleum products, commodity chemicals and specialty chemicals.

“Disposition” means, with respect to any property, any sale, assignment, gift, exchange, lease, conversion, transfer, pledge or other disposition or divestiture of such property, or of any property interest therein, including, without limitation, any transfer by way of a capital contribution.

“Dispose” and “Disposed” shall have correlative meanings.

“Disqualified Transfer” means any Disposition of a Member Interest (i) to any Person that is not a United States person within the meaning of Section 7701(a)(30) of the Code, (ii) to any Person that is a tax-exempt entity within the meaning of Section 168(h) of the Code, (iii) in any manner that would cause a termination of the Company under Section 708(b)(1)(B) of the Code, (iv) prior to any Triggering Event, to any Direct Competitor, (v) to any natural person, (vi) to any Person that would cause the Company to have less than 80% of its Class A Member Interests or less than 80% of its Class B Member Interests held by “citizens of the United States” within the meaning of Section 2 of the Shipping Act of 1916, as amended or (vii) to any Person that is not an “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

“Distribution” means, as applicable, any distribution or dividend or return of capital or any other distribution, payment, remittance or delivery of property or Cash in respect of, or the redemption, retirement, purchase or other acquisition, directly or indirectly, of, any Interest now or hereafter outstanding or the setting aside of any funds for any of the foregoing purposes, including any distribution under Section 5.1 or Article XII of the LLC Agreement. “Distribute”, “Distributed” and “Distributive” shall have correlative meanings.

“Distribution Date” is defined in Section 5.1 of the LLC Agreement.

“Dollars” and the sign “$” each mean the lawful currency of the United States.

“Estimated Vessel Cost” for a Vessel shall mean the estimated cost thereof as set forth on Schedule A to the LLC Agreement. For the avoidance of doubt, each Vessel on Schedule A is listed in the order in which they are delivered.

“Expected Delivery Date” means, with respect to any Vessel, the “Target Delivery Date” for such Vessel (as set forth in the Construction Contract), as such date may be amended from time to time by mutual agreement of the parties to the Construction Contract.

“Extraordinary Vessel Net Income” means recognized net gain or income from the sale of a Vessel under the circumstances specified in Section 3.1(b) of the Credit Agreement or an Event of Loss under the circumstances specified in Section 3.1(c) of the Credit Agreement, reasonably determined in a manner consistent with the computation of Net Income or Net Losses and attributing to any such sale or Event of Loss all costs, expenses, commissions, and other charges directly related to such sale or Event of Loss.

“Extraordinary Vessel Net Income Tax Distribution Amount” means, for any Allocation Period, the product of (i) the Applicable Rate and (ii) a Member’s allocable share of Extraordinary Vessel Net Income for such Allocation Period.

“Fair Market Value” means, with respect to (x) any Vessel, the value which would be obtained in an arm’s-length transaction between an informed and willing purchaser under no compulsion to buy and an informed and willing seller under no compulsion to sell such Vessel, subject to any Approved Charter then in effect, which determination is made in accordance with the Agreed Methodology, (y) any Company Subsidiary, the Fair Market Value of the applicable Vessel, subject to any Approved Charter then in effect, owned by such Company Subsidiary as determined in accordance with clause (x) and (z) the Class A Member Interests, the amount that would be distributed to the Class A Members if: (i) all of the Vessels, subject to any Approved Charters then in effect, owned by the Company or any Company Subsidiary were sold for Fair Market Value (as determined in accordance with clause (x)), (ii) APT’s rights under the Construction Contract with respect to any undelivered Vessel, subject to any Approved Charters, then in effect, were sold in an arm’s-length transaction where the APT is an informed and willing seller under no compulsion to sell and the purchaser is an informed and willing purchaser under no compulsion to buy which determination is made in accordance with the Agreed Methodology and (iii) the Company were liquidated following such sale. The determination of Fair Market Value shall include the following assumptions (x) that the Vessel has been delivered under the Construction Contract, (y) that any Approved Charter which has been executed but has not commenced because the Vessel has not been delivered was in effect and (z) that the Vessel is free and clear of any Lien (other than any Approved Charter).

“Final Payment Date” means with respect to the liquidation of the Company pursuant to Article XII of the LLC Agreement, the date on which all Company Property is distributed pursuant to Section 12.2 of the LLC Agreement.

“Financial Investments” means:

(a) Cash;

(b) Direct general obligations of, or obligations fully and unconditionally guaranteed as to the timely payment of principal and interest by, the United States or any agency or instrumentality thereof having maturities of not more than six months from the date of acquisition, but excluding any of such securities whose terms do not provide for payment of a fixed dollar amount upon maturity or call for redemption;

(c) Certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers’ acceptances with maturities not exceeding six months from the date of acquisition, and overnight bank deposits and other short-term deposit instruments, in each case with any domestic commercial bank having capital and surplus in excess of $500,000,000 and having a rating of at least “A2” (or the equivalent thereof) by Moody’s and at least “A” (or the equivalent thereof) by S&P;

(d) Repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (b) or (c) above entered into with any financial institution meeting the qualifications specified in clause (c) above;

(e) Commercial paper (having original maturities of not more than 180 days) of any Person rated “P-2” (or the equivalent thereof) or better by Moody’s or “A-2” (or the equivalent thereof) or better by S&P; and

(f) Money market mutual or similar funds having assets in excess of $100,000,000, at least 95% of the assets of which are comprised of assets specified in clauses (a) through (e) above.

“Fiscal Quarter” means (i) the period commencing on the date of this LLC Agreement and ending on June 30, 2010 and (ii) any subsequent three-month period commencing on each of July 1, October 1, January 1 or April 1, and ending on the next of September 30, December 31, March 31 and June 30, respectively; provided that the last Fiscal Quarter shall end on the first date on which all Company Property is distributed pursuant to Section 12.2 of the LLC Agreement and the Certificate of Formation has been canceled pursuant to the LLC Act.

“Fiscal Year” means (i) the period commencing on date of this LLC Agreement and ending on December 31, 2010 and (ii) any subsequent period commencing on January 1 and ending on the earlier to occur of (a) the following December 31, or (b) the first date on which all Company Property is distributed pursuant to Section 12.2 of the LLC Agreement and the Certificate of Formation has been canceled pursuant to the LLC Act.

“Formation Date” is defined in Section 1.1 of the LLC Agreement.

“Funding Agreement” means the Funding Agreement, dated as of August 7, 2006, among Blackstone Corporate Debt Administration L.L.C., as Administrative Agent, The Bank of New York Mellon (as successor to JPMorgan Chase Bank, N.A.), as Security Agent, National Steel and Shipbuilding Company, and the various entities parties thereto as investors.

“GAAP” means United States generally accepted accounting principles as in effect from time to time. Any financial statements or other information required by the Transaction Documents to be prepared in accordance with GAAP shall mean in accordance with GAAP as consistently applied for the period or periods covered by such financial statements or other information.

“Governmental Approval” means, with respect to any Person, any consent, license, approval, registration, permit, sanction or other authorization of any nature which is required to be granted by any Governmental Authority under Applicable Law (a) for the formation of such Person, (b) for the enforceability of any Transaction Document against such Person and such Person’s making of any payments contemplated thereunder, and (c) for all such other matters as may be necessary in connection with the performance of such Person’s material obligations under any Transaction Document.

“Governmental Authority” means any federal, national, state, provincial, municipal, local, territorial or other governmental department, commission, board, bureau, agency, regulatory authority, instrumentality or judicial or administrative body, whether domestic or foreign, having jurisdiction over the matter or matters in question, provided that, with respect to any Subsidiary of the Company, such Governmental Authorities shall be limited to the jurisdictions in which such Subsidiary is either organized or operates.

“Gross Asset Value” means, with respect to any asset, the asset’s adjusted basis for federal income tax purposes, except as follows:

(i) The initial Gross Asset Value of any asset other than a Financial Investment contributed by a Member to the Company shall be the fair market value of the asset on the date of contribution and the initial Gross Asset Value of any Financial Investment shall be equal to its face value, less unamortized discount and plus unamortized premium, if any;

(ii) The Gross Asset Values of all the Company assets shall be adjusted to equal their respective Mark-to-Market Values as determined by the Managing Member (a) upon the issuance of any additional Interest to any person, (b) as specified in Section 12.2 of the LLC Agreement, (c) upon the liquidation of the Company within the meaning of Regulation § 1.704-1(b)(2)(ii)(g), and (d) in connection with the grant of an Interest that is not de minimis as consideration for the provision of services to or for the benefit of the Company by an existing Member acting in a member capacity, provided that an adjustment under clause (a), (b), or (d) of this paragraph shall be made only if the Managing Member, reasonably has determined that such adjustment is necessary to reflect the relative economic interests of the Members;

(iii) The Gross Asset Value of any Company Property (or property of any Subsidiary) distributed to any Member shall be adjusted to equal the Mark-to-Market Value of such asset on the date of such distribution;

(iv) The Gross Asset Values of the assets of the Company shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code § 734(b) or Code § 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulation § 1.704-1(b)(2)(iv)(m) and clause (v) of the definition of “Net Income” and “Net Losses” or Section 4.2(e) of the LLC Agreement; provided, however, that Gross Asset Values shall not be adjusted pursuant to this clause (iv) to the extent that an adjustment pursuant to clause (ii) is required in connection with a transaction that would otherwise result in an adjustment pursuant to this clause (iv); and

(v) If the Gross Asset Value of an asset has been determined or adjusted pursuant to subparagraph (i), (ii), or (iv), such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Net Income and Net Losses.

“Gross Income” means all items of gross income and gain (before reduction for cost of goods sold or similar items of cost) that are realized by the Company, including the component items of such income and gain that constitute the Company’s distributive share of income, gain, loss and deduction from any Company Subsidiary, even if such component items are not required to be separately stated.

“Hedge Agreement” means any hedge agreement or other derivative instrument entered into by the Company and/or Company Subsidiary pursuant to a hedging program approved by the Required Directors.

“Indebtedness” of any Person means, without duplication:

(a) all obligations of such person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(b) all obligations, contingent or otherwise, relative to the face amount of all letters of credit, whether or not drawn, and banker’s acceptances issued for the account of such Person;

(c) all obligations of such Person as lessee under leases which have been or should be, in accordance with GAAP, recorded as capital leases;

(d) all other items which, in accordance with GAAP, would be included as liabilities on the liability side of the balance sheet of such Person as of the date at which Indebtedness is to be determined other than accounts payable, deferred revenue and accrued operating expenses incurred in the ordinary course of business in each case to the extent not otherwise constituting Indebtedness under the other terms of this definition;

(e) net liabilities of such Person under all Hedging Assets;

(f) whether or not so included as liabilities in accordance with GAAP, all obligations of such Person to pay the deferred purchase price of property or services (excluding any obligations of the Company incurred pursuant to the Construction Contract), and indebtedness (excluding prepaid interest thereon) secured by a lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse; and

(g) all Contingent Liabilities of such Person in respect of any of the foregoing.

“Independent Director” means a director that is a natural person and is not and has not been for at least five years from the date of his or her or appointment (i) a direct or indirect legal or beneficial owner of the Company or any Member or any of their respective Affiliates (other than indirectly as a holder of shares in a publicly traded mutual fund), (ii) a relative, supplier, employee, officer, director (other than as an independent director), manager (other than as an independent manager), contractor or material creditor of the Company or any Member or any of their respective Affiliates or (iii) a Person who controls (whether directly, indirectly or otherwise) any Member or its Affiliates or any creditor, employee, officer, director, manager or material supplier or contractor of any Member or its Affiliates.

“Initial Vessels” means the initial five Vessels to be delivered under the Construction Contract.

“Interest” means any limited liability company interest in the Company, including any and all benefits to which the holder of such an interest may be entitled as provided in the LLC Agreement, together with all obligations of such Person to comply with the terms and provisions of the LLC Agreement. The Company has two classes or groups of Interests and Members: Class A and Class B.

“Internal Rate of Return” or “IRR” means, as of any date of determination with respect to any Member, the internal rate of return with respect to the Capital Contributions made by such Member, calculated to be that annual discount rate compounded quarterly which, when applied to each cash Distribution made to such Member or payment pursuant to Section 5.1 of the LLC Agreement or, in the case of the Class A Member, any payment of Purchase Price from August 7, 2006, and up to and including such date of determination, and taking into account the date of each such Distribution and the date each Capital Contribution is made, produces a present value of such amounts equal to the Capital Contributions made by such Member.

“Investment” means any investment in any Person, whether by means of share purchase, capital contribution, loan, time deposit or otherwise.

“Involuntary Bankruptcy” is defined in the definition of “Bankruptcy”.

“Irrevocable Election” means, with respect to the Purchase Option, the delivery by the Class B Members to the Company of a written notice pursuant to which the Class B Members unconditionally covenant and agree that the Purchase Option shall be consummated on or prior to the Purchase Date specified in the related Purchase Option Notice.

“Jones Act” means Section 27 of the Merchant Marine Act of 1920.

“Last Vessel” means the fifth Vessel to be sold by the Company.

“Lien” means any mortgage, pledge, hypothecation, assignment for security, encumbrance, lien (statutory or other), security interest or other security device or arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any lease having substantially the same effect as any of the foregoing).

“Liquidator” is defined in Section 12.8 of the LLC Agreement.

“Liquidating Events” is defined in Section 12.1 of the LLC Agreement.

“LLC Act” means the Delaware Limited Liability Company Act, as set forth in Del. Code Ann. Tit. 6, §§ 18-101, et seq. and any successor statute, as the same may be amended from time to time.

“LLC Agreement” means the Limited Liability Company Agreement of American Petroleum Tankers Holding LLC, dated as of April 23, 2010, and includes this Annex A and all other annexes and schedules attached thereto, as amended, supplemented, amended and restated or otherwise modified from time to time.

“Majority Class A Members” means the Class A Member or Class A Members whose Capital Account balances, in the aggregate, constitute greater than 50% of the aggregate Capital Account balances for all Class A Members; provided that solely for purposes of 7.4(f), Majority Class A Member(s) shall mean all of the Class A Members.

“Majority Class B Members” means the Class B Member or Class B Members whose Capital Account balances, in the aggregate, constitute greater than 50% of the aggregate Capital Account balances for all Class B Members.

“Majority Members” means the Class A Members and Class B Members (taken together) whose Capital Account balances, in the aggregate, constitute greater than 50% of the aggregate Capital Account balances for all Members.

“Managing Member” means initially Blackstone Capital Partners V USS, L.P. and any replacement Member appointed in accordance with the terms of the LLC Agreement, in such Person’s capacity as managing member of the Company.

“Mark-to-Market Balance Sheet” is defined in Section 8.2(d) of the LLC Agreement.

“Mark-to-Market Measurement Date” means (a) with respect to the retirement of any Interest in the Company or the issuance of any additional Interests in the Company to any Person (except for any permitted transferees in accordance with Section 10.1(b) of the LLC Agreement), the last day of the Fiscal Quarter preceding the Fiscal Quarter during which the retirement or issuance, as the case may be, occurs; or (b) with respect to the liquidation of the Company pursuant to Section 12.2 of the LLC Agreement, the last day of the Fiscal Quarter immediately preceding the Fiscal Quarter during which the Liquidating Event giving rise to such liquidation occurred.

“Mark-to-Market Value” means, with respect to any asset, the following:

(i) The Mark-to-Market Value of the Company shall be (A) prior to a Mark-to-Market Measurement Date, the sum of the initial Gross Asset Values of the assets held by the Company, and (B) on or after a Mark-to-Market Measurement Date, the sum of the Mark-to-Market Values of each asset owned by the Company net of all applicable liabilities not taken into account in the calculation of Asset Values.

(ii) The Mark-to-Market Value of each Company Subsidiary shall be (A) prior to a Mark-to-Market Measurement Date, the sum of the initial Gross Asset Values of the assets acquired by such Company Subsidiary, and (B) on or after a Mark-to-Market Measurement Date, the sum of the Gross Asset Values of each asset owned by such Company Subsidiary net of all applicable liabilities not taken into account in the calculation of Gross Asset Values.

(iii) The Mark-to-Market Value of any other asset shall be its market value as determined by the Vessel Manager and approved by the Managing Member, subject to the approval of the Majority Class A Member(s), not to be unreasonably withheld or, if each of the Members consents to the use of another method to value such asset, the value determined by such method.

“Member Nonrecourse Debt” has the same meaning as the term “partner nonrecourse debt” in Regulations § 1.704-2(b)(4).

“Member Nonrecourse Debt Minimum Gain” means an amount, with respect to each Member Nonrecourse Debt equal to Company Minimum Gain that would result if such Member Nonrecourse Debt were treated as a Nonrecourse Liability with the meaning of Regulation § 1.704-2(b)(3), determined in accordance with Regulation § 1.704-2(i)(3).

“Members” means each Class A Member and each Class B Member, collectively. “Member” means any one of the Members.

“Moody’s” means Moody’s Investors Service, Inc. or any successor by merger, consolidation or otherwise to its business.

“Net Hedging Amount” shall mean with respect to any Vessel the sum of (x) the income received by the Company under any Hedge Agreements allocated to such Vessel less (y) the actual cost of obtaining such Hedge Agreements to the extent allocated to such Vessel.

“Net Income” and “Net Losses” means, for each Allocation Period, an amount equal to the Company’s taxable income or loss for such Allocation Period, determined in accordance with Code § 703(a) (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code § 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

(i) Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Net Income or Net Losses pursuant to this definition of “Net Income” and “Net Losses” shall be added to such taxable income or loss;

(ii) Any expenditures of the Company described in Code § 705(a)(2)(B) or treated as Code § 705(a)(2)(B) expenditures pursuant to Regulation § 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Net Income or Net Losses pursuant to this definition of “Net Income” and “Net Losses” shall be subtracted from such taxable income or loss;

(iii) In the event the Gross Asset Value of any asset of the Company is adjusted pursuant to clause (ii) or (iii) of the definition of Gross Asset Value, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Net Income or Net Losses;

(iv) Gain or loss resulting from any disposition of Company Property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of Company Property disposed of, notwithstanding that the adjusted tax basis of such Company Property differs from its Gross Asset Value;

(v) To the extent an adjustment to the adjusted tax basis of any asset of the Company pursuant to Code § 734(b) is required, pursuant to Regulation § 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Member’s Interest, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) from the disposition of such asset and shall be taken into account for purposes of computing Net Income or Net Losses;

(vi) Any items that are allocated pursuant to Section 4.2, 4.3 or 12.12 of the LLC Agreement shall not be taken into account in computing Net Income or Net Losses; and

(vii) In lieu of depreciation, amortization and other cost recovery deductions taken into account in computing Net Income and Net Losses, there shall be taken into account Depreciation for such Allocation Period, computed in accordance with the definition of Depreciation.

The amounts of the items of income, gain, loss or deduction of the Company available to be allocated pursuant to Sections 4.2 and 4.3 of the LLC Agreement shall be determined by applying rules analogous to those set forth in clauses (i) through (vii) above.

“Net Income Tax Distribution Amount” means, for any Allocation Period, the product of (i) the Applicable Rate and (ii) a Member’s allocable share of Net Income for such Allocation Period.

“Notice of Foreclosure” means any notice of a foreclosure sale delivered by the Security Agent under the Security Agreement with respect to a Vessel or the Company’s interest in the Assigned Construction Contract.

“Nonrecourse Deductions” has the meaning set forth in Regulations §§ 1.704-2(b)(1) and 1.704-2(c).

“Nonrecourse Liability” has the meaning set forth in Regulations § 1.704-2(b)(3).

“Obligation” means, with respect to any Person, any obligation of such Person of any kind, including, without limitation, any liability of such Person on any claim, whether or not the right of any creditor to payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured or unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any proceeding.

“Operating Vessel Net Income” means recognized net gain or income, computed consistent with the computation of Net Income or Net Losses only taking into account items that are not taken into account for purposes of determining Extraordinary Vessel Net Income.

“Operating Vessel Net Income Tax Distribution Amount” means, for any Allocation Period, the product of (i) the Applicable Rate and (ii) a Member’s allocable share of Operating Vessel Net Income for such Allocation Period.

“Organizational Documents” means, with respect to any Person, any certificate of incorporation, charter, by-laws, memorandum of association, articles of association, partnership agreement, limited liability company agreement, certificate of formation of a limited liability company, certificate of limited partnership, certificate of trust, trust agreement or other agreement or instrument under which such Person is formed or organized, and which is a governing document of such Person under Applicable Law, and any amendment to any of the foregoing.

“Permitted Amount” means (i) all Eligible Expenses (as defined under the Credit Agreement) and (ii) the fees and expenses set forth on Schedule 3.3(b).

“Permitted Assets” means:

(a) limited liability company interests in the Company Subsidiaries which hold Vessels;

(b) Financial Investments; and

(c) Hedge Assets.

“Person” means any individual, trust, estate, association, Business Entity or other entity, or a government or any political subdivision or agency thereof.

“Proceeding” means any suit in equity, action at law or other judicial or administrative proceeding.

“Progress Payments” means, in respect of each Vessel, the monthly progress payments made with respect to each Vessel in accordance with the Construction Contract.

“Purchase Date” is defined in Section 11.1(b)(iii) of the LLC Agreement.

“Purchase Option” is defined in Section 11.1(a) of the LLC Agreement.

“Purchase Option Notice” is defined in Section 11.1(a) of the LLC Agreement.

“Purchase Price” is defined in Section 11.1(c) of the LLC Agreement.

“Regulations” means regulations promulgated under the Code (including temporary regulations), as such regulations are amended, modified or supplemented from time to time.

“Regulatory Allocations” is defined in Section 4.3 of the LLC Agreement.

“Required Directors” means a majority of the Board of Directors (excluding for this purpose, the Independent Director, except with respect to Section 6.4(e)(xvii), to the extent such Independent Director has been elected pursuant to Section 6.4(a)) of the Company.

“Responsible Officer” means, (i) with respect to the Company, the Managing Member and (ii) with respect to the Vessel Manager, any officer of such Manager with knowledge of the matters for which such Manager is responsible under the Transaction Documents.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor by merger, consolidation or otherwise to its business.

“Security Agreement” means the Amended and Restated Security Agreement, dated as of August 20, 2009, by and among APT, each Borrower subsidiary signatory thereto or that become party thereto from time to time in accordance with the terms thereof, Blackstone Corporate Debt Administration L.L.C., as administrative agent for the Lenders and The Bank of New York Mellon, as successor to JPMorgan Chase Bank, N.A., as Security Agent.

“Securities Act” means the Securities Act of 1933 or any successor law, and regulations and rules issued pursuant to the Securities Act or any successor law.

“Special Class B Interest” is defined in Section 10.1(b) of the LLC Agreement.

“Subsidiary” means, as to any Person, any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) more than 50% of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the right or power to direct, in the case of any entity of which such Person or any of its Subsidiaries is a general partner, or both the beneficial ownership of and the right or power to direct, in any other case, such limited liability company, partnership or joint venture, or (c) the beneficial interest in such trust or estate, is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person’s other Subsidiaries; provided, however, that notwithstanding anything in this definition to the contrary, in the case of the Company, the term “Subsidiary” shall include the Subsidiaries of the Company holding Vessels; and, provided, further, that no such corporation, partnership, joint venture or other entity shall (i) constitute a Subsidiary of the Company, unless such entity is a Consolidated Subsidiary of the Company, or (ii) constitute a Subsidiary of any other Person unless such entity would appear as a consolidated Subsidiary of such Person on a Consolidated balance sheet of such Person prepared in accordance with GAAP.

“Tax” or “Taxes” means any and all taxes (including net income, gross income, franchise, value added, ad valorem, gross receipts, leasing, excise, fuel, excess profits, sales, use, property (personal or real, tangible or intangible) and stamp taxes), levies, imposts, duties, charges, assessments, or withholdings of any nature whatsoever, general or special, ordinary or extraordinary, now existing or hereafter created or adopted, together with any and all interest, penalties, fines, additions to tax and interest thereon; provided, that the terms “Tax” and “Taxes” shall not include any governmental charge for which a direct product or service is received.

“Tax Matters Member” is defined in Section 8.3(a) of the LLC Agreement.

“Transaction Documents” means the Company Documents, the Company Subsidiary Documents, and the Vessel Debt Documents and the Collateral Assignment in the form attached as Exhibit B to the LLC Agreement.

“United States” or “U.S.” means the United States of America and the territories, possessions and territorial waters of the United States of America.

“Vessel” means any of the approximately 49,000 deadweight tonnage product/chemical tanker vessels constructed pursuant to the Construction Contract and financed by the Company pursuant to the LLC Agreement (including, the Initial Vessels and, from and after the date any additional vessel is assigned pursuant to the Construction Contract Assignment, each such additional vessel).

“Vessel Debt” means, with respect to each Vessel, all Indebtedness incurred pursuant to the Vessel Debt Documents.

“Vessel Debt Documents” means the Loan Documents (as defined in the Credit Agreement), the DVB Financing Agreement (as defined in the Credit Agreement) and the agreements and documents executed pursuant thereto or in connection therewith, the Senior Secured Note Documents (as defined in the Credit Agreement), and any other loan facilities of the Company that are approved by all the Members, in each case, to the extent still in effect or so long as obligations under the relevant agreement or facility are still outstanding.

“Vessel Management Agreement” means (i) the Management and Construction Supervision Agreement dated as of July 28, 2009, between Crowley Technical Management, Inc. and APT, as amended, restated, supplemented or otherwise modified from time to time.

“Vessel Manager” means the Person designated as the Manager in the Vessel Management Agreement, and any successor thereto appointed in accordance with the terms of the Vessel Management Agreement.

“Voluntary Bankruptcy” is defined in the definition of “Bankruptcy”.

“Wholly Owned Affiliate” of any Person means (i) an Affiliate of such Person 100% of the capital stock (or its equivalent in the case of entities other than corporations) of which is owned beneficially by such Person, directly, or indirectly, or by any Person who, directly or indirectly, owns beneficially 100% of the capital stock (or its equivalent in the case of entities other than corporations) of such Person, and (ii) an Affiliate of such Person who, directly or indirectly, owns beneficially 100% of the capital stock (or its equivalent in the case of entities other than corporations) of such Person; provided that, for purposes of determining the ownership of the capital stock of any Person, de minimis amounts of stock held by directors, nominees and similar persons pursuant to statutory or regulatory requirements shall not be taken into account.

SECTION 1.02 Rules of Construction. This Annex A and, except as otherwise expressly provided in any Transaction Document with respect to specific rules of construction for such Transaction Document, all Transaction Documents and all appendices, schedules and exhibits to the Transaction Documents shall be governed by, and construed in accordance with, the following rules of construction:

(a) Computation of Time Periods. In the computation of periods of time from a specified date to a later specified date, the word or phrase “from” and “commencing on” mean “from and including” and the words or phrase “to” and “until” and “ending on” mean “to but excluding”.

(b) Accounting Terms. All accounting terms shall be construed in accordance with GAAP applied consistently, except with respect to Capital Accounts and items entering into the computation of Capital Accounts, and except to the extent otherwise specified in the provisions of Section 1.01 or 1.02 hereof.

(c) No Presumption Against Any Party. Neither any Transaction Document nor any uncertainty or ambiguity therein shall be construed against any particular party, whether under any rule of construction or otherwise. On the contrary, each Transaction Document has been reviewed by each of the parties thereto and their respective counsel and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of all parties thereto.

(d) Use of Certain Terms. Unless the context of any Transaction Document requires otherwise, the plural includes the singular, the singular includes the plural, and “including” has the inclusive meaning of “including without limitation.” The words “hereof,” “herein,” “hereby,” “hereunder,” and other similar terms of any Transaction

Document refer to such Transaction Document (including this Annex A to the extent incorporated or referred to therein (whether or not actually attached thereto) and all other annexes, schedules and exhibits attached thereto) as a whole and not exclusively to any particular provision of such Transaction Document. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, or neuter, singular or plural, as the identity of the Person or Persons may require.

(e) Headings and References. Article, Section and other headings are for reference only, and are not intended to describe, interpret, define or limit the scope, extent or intent of any Transaction Document or any provision thereof References in any Transaction Document to Articles, Sections, Annexes, Schedules and Exhibits refer to Articles, Sections, Annexes, Schedules, and Exhibits of or to such Transaction Document, and references in Sections of such Transaction Document to any clause refer to such clause of such Section. Whether or not specified in any Transaction Document or in this Annex A, references in such Transaction Document or in this Annex A to such Transaction Document, any other Transaction Document or any other agreement include, unless otherwise provided in such Transaction Document or in this Annex A, this Annex A, such Transaction Document, the other Transaction Documents and such other agreements, as the case may be, as the same may be amended, restated, supplemented or otherwise modified from time to time pursuant to the provisions thereof and of any other Transaction Documents applicable thereto. Whether or not specified in any Transaction Document or in this Annex A, a reference to any Applicable Law or law (as the case may be) as at any time shall mean that Applicable Law or law (as the case may be) as it may have been amended, restated, supplemented or otherwise modified from time to time, and any successor Applicable Law or law (as the case may be). A reference to a Person includes the successors and assigns of such Person, but such reference shall not increase, decrease or otherwise modify in any way the provisions in this Annex A or any Transaction Document governing the assignment of rights and obligations under, or the binding effect, of any provision of this Annex A or any Transaction Document. Any reference to the sale of a Vessel shall also be deemed to include a sale of the Company Subsidiary which holds title to such Vessel.

Schedule A

ESTIMATED VESSEL COSTS

Vessel 4 - $124.3 million

Vessel 5 - $127.2 million

Schedule B

ASSUMED TARGET PRICES

Vessel 4 - $163.0 million

Vessel 5 - $165.0 million

Schedule 3.2 - Members, Capital Commitments and Capital Accounts

Class A Members

Member	Address	Percentage Interest	Capital Account Balance
Blackstone Capital Partners V USS, L.P.	345 Park Avenue, 29th Floor, New York, NY 10154	49.674%	$36,463,342
Blackstone Family Investment Partnership V-A USS SMD L.P.	345 Park Avenue, 29th Floor, New York, NY 10154	1.384%	$1,015,929
Blackstone Participation Partnership V USS L.P.	345 Park Avenue, 29th Floor, New York, NY 10154	0.113%	$82,948
Blackstone Family Investment Partnership V USS L.P.	345 Park Avenue, 29th Floor, New York, NY 10154	0.573%	$420,612
Blackstone Mezzanine Partners II USS L.P.	280 Park Ave, 11th Floor, New York, NY 10017	22.244%	$16,328,272
Blackstone Mezzanine Holdings II USS L.P.	345 Park Ave, New York, NY 10154	0.492%	$361,154
Blackstone Family Mezzanine Partnership II USS SMD L.P.	345 Park Ave, New York, NY 10154	0.520%	$381,707
Cerberus Partners, L.P.	299 Park Avenue, New York, NY 10171	16.750%	$12,295,385
Styx Partners, L.P.	299 Park Avenue, New York, NY 10171	8.250%	$6,055,936
Total		100.00%	$73,405,286

Class B Members

Member	Address	Percentage Interest	Capital Account Balance
Blackstone Capital Partners V USS, L.P.	345 Park Avenue, 29th Floor, New York, NY 10154	49.674%	$0
Blackstone Family Investment Partnership V-A USS SMD L.P.	345 Park Avenue, 29th Floor, New York, NY 10154	1.384%	$0
Blackstone Participation Partnership V USS L.P.	345 Park Avenue, 29th Floor, New York, NY 10154	0.113%	$0
Blackstone Family Investment Partnership V USS L.P.	345 Park Avenue, 29th Floor, New York, NY 10154	0.573%	$0
Blackstone Mezzanine Partners II USS L.P.	280 Park Ave, 11th Floor, New York, NY 10017	22.244%	$0
Blackstone Mezzanine Holdings II USS L.P.	345 Park Ave, New York, NY 10154	0.492%	$0
Blackstone Family Mezzanine Partnership II USS SMD L.P.	345 Park Ave, New York, NY 10154	0.520%	$0
Cerberus Partners, L.P.	299 Park Avenue, New York, NY 10171	16.750%	$0
Styx Partners, L.P.	299 Park Avenue, New York, NY 10171	8.250%	$0
Total		100.00%	$0

Schedule 6.4(a)

INITIAL BOARD OF DIRECTORS

Directors Appointed by Class A Members

David I. Foley

Sean Klimczak

Directors Appointed by Class B Members

Vacant – pending appointment

Schedule 6.4(f)

SPECIFIED ACTIVITIES

The activities specified in this Schedule 6.4(f) are as follows:

Conducting any activity or business or entering into any transaction or arrangement that is not related to constructing, acquiring, owning, managing, protecting, conserving, chartering, operating or disposing of a Vessel by the Company or any Company Subsidiary.

Exhibit A

FORM OF MEMBERSHIP INTEREST

NUMBER	ORGANIZED UNDER THE LAWS	CLASS

☐	OF	☐

THE STATE OF DELAWARE

AMERICAN PETROLEUM TANKERS HOLDING LLC

This Certifies that [                ] is the owner of [            % of the Class A] [            % of the Class B] limited liability company interest of American Petroleum Tankers Holding LLC, a Delaware limited liability company (the “Company”), with such rights and privileges as are set forth in the Limited Liability Company Agreement of the Company dated as of April 23, 2010, as amended from time to time (the “Operating Agreement’).

THE LIMITED LIABILITY COMPANY INTEREST REPRESENTED BY THIS CERTIFICATE (THE “MEMBERSHIP INTEREST”) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), THE SECURITIES LAWS OF ANY STATE (THE “STATE ACTS”) OR THE SECURITIES LAWS OF ANY OTHER JURISDICTION, AND IS BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH LAWS. THE MEMBERSHIP INTEREST HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, BY ANY STATE SECURITIES COMMISSION OR BY ANY OTHER REGULATORY AUTHORITY OF ANY OTHER JURISDICTION. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

NEITHER THE MEMBERSHIP INTEREST NOR ANY PART THEREOF MAY BE OFFERED FOR SALE, PLEDGED, HYPOTHECATED, SOLD, ASSIGNED OR TRANSFERRED AT ANY TIME EXCEPT (A) PURSUANT TO THE OPERATING AGREEMENT, (B) PURSUANT TO AN EFFECTIVE REGISTRATION

STATEMENT UNDER THE SECURITIES ACT OR IN A TRANSACTION WHICH IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OR FOR WHICH SUCH REGISTRATION IS OTHERWISE NOT REQUIRED AND (C) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER ANY APPLICABLE STATE ACTS OR IN A TRANSACTION WHICH IS EXEMPT FROM REGISTRATION UNDER SUCH STATE ACTS OR FOR WHICH SUCH REGISTRATION OTHERWISE IS NOT REQUIRED.

THE MEMBERSHIP INTEREST REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TRANSFER RESTRICTIONS CONTAINED IN THE OPERATING AGREEMENT. A COPY OF THE OPERATING AGREEMENT WILL BE FURNISHED BY THE COMPANY TO THE HOLDER HEREOF UPON REQUEST WITHOUT CHARGE.

THERE IS NO PUBLIC MARKET FOR THE MEMBERSHIP INTEREST AND NONE IS EXPECTED TO DEVELOP. THEREFORE, RECIPIENTS OF THIS MEMBERSHIP INTEREST OR ANY OTHER LIMITED LIABILITY COMPANY INTEREST WILL BE REQUIRED TO BEAR THE RISK OF THEIR INVESTMENT FOR AN INDEFINITE PERIOD OF TIME,

THE MEMBERSHIP INTEREST REPRESENTED BY THIS CERTIFICATE CONSTITUTES “SECURITIES” GOVERNED BY ARTICLE 8 OF THE UNIFORM COMMERCIAL CODE AS IN EFFECT IN ANY APPLICABLE JURISDICTION.

In Witness Whereof, the said Company has caused this Certificate to be signed by its Managing Member this              day of              2010.

AMERICAN PETROLEUM TANKERS HOLDING LLC

By: Blackstone Capital Partners V USS, L.P., its Managing Member

By: Blackstone Management Associates V USS L.L.C., its General Partner

By: BMA V USS L.L.C., its Sole Member

By:
Name:	David I. Foley
Title:	Senior Managing Director

Exhibit B

FORM OF COLLATERAL ASSIGNMENT

COLLATERAL ASSIGNMENT, dated as of April __, 2010 (this “Assignment”), made by Blackstone Mezzanine Partners II USS L.P., Blackstone Mezzanine Holdings II USS L.P., Blackstone Family Investment Partnership V-A USS SMD L.P., Blackstone Participation Partnership V USS L.P., Blackstone Family Investment Partnership V USS L.P., Blackstone Family Mezzanine Partnership II USS SMD L.P., Blackstone Capital Partners V USS L.P., Cerberus Partners, L.P. and Styx Partners, L.P. as the Class B Members of American Petroleum Tankers Holding LLC (“APT Holding”) (collectively, the “Class B Members”) (the “Assignors”), in favor of National Steel and Shipbuilding Company (“NASSCO”) (the “Assignee”).

WHEREAS, a collateral assignment was entered into on August 7, 2006 by USS Product Carriers LLC (“Product Carriers”), the sole Class B Member of APT (as defined below), in favor of NASSCO (the “APT Collateral Assignment”) to secure obligations owed under Article 36 of the Construction Contract;

WHEREAS, the Class B Members purchased all of the Class B Member Interests (as such term is defined in the Limited Liability Company Agreement of APT, dated August 7, 2006) in APT from Product Carriers pursuant to that certain Settlement Agreement and Release, dated as of July 10, 2009, free and clear of any lien or encumbrance, other than any lien arising under the APT Collateral Assignment;

WHEREAS, Financing Defaults (as defined below) have occurred and are continuing under the Contract (as defined below);

WHEREAS, concurrently with the effectiveness of this Assignment, each of the Class B Members’ Class B Member Interest in APT will be exchanged for Class B Member Interest in APT Holding pursuant to that certain Assignment and Assumption Agreement (the “Assignment and Assumption”); and

WHEREAS, the Class B Members wish to provide NASSCO a collateral interest in their Class B Member Interest in APT Holding pursuant to this Assignment, in substitution of NASSCO’s interest with respect to the Class B Member Interest in APT pursuant to the APT Collateral Assignment (which, upon the effectiveness of this Assignment shall be replaced by this Assignment), pursuant to the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for the good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

FOR TEN DOLLARS ($10.00), and other good and valuable consideration, the receipt, sufficiency and adequacy of which is hereby acknowledged, and as security for the obligations of each of the Class B Members in respect of any sums (“Damages”) owing to NASSCO under the Amended and Restated Contract for Construction of 49,000 DWT Product / Chemical Tankers for USS Product Carriers LLC by NASSCO, effective March 14, 2006, as assigned to American Petroleum Tankers LLC (formerly USS Products Investor LLC, “APT”) pursuant to that certain

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Assignment and Assumption Agreement between Product Carriers and APT, dated as of August 7, 2006 (the “Contract”; capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Contract), arising out of the failure by Product Carriers to arrange financing for Vessels 6 and 7 and/or Vessels 8 and 9 in accordance with Article 36 of the Contract (“Financing Defaults”), the Class B Members hereby collaterally transfer, assign and convey to NASSCO, subject to the terms and conditions hereof, all of their rights, title and interest in, and to, all monies and in-kind distributions of any nature hereafter received by the Class B Members or distributable to the Class B Members from APT Holding at any time and from time to time in respect of their direct or indirect beneficial interest in any of Vessels 1 – 5, but only to the extent arising from each such Class B Member’s capacity as a holder of a Class B Member Interest (as such term is defined in the Limited Liability Company Agreement of APT Holding, the “LLC Agreement”) (the “Distributions Received”), including, without limitation, monies and in-kind distributions received by or distributable to the Class B Members in connection with their Class B Member Interest from APT Holding pursuant to the LLC Agreement, a true, correct, and complete copy of which is attached as Exhibit A hereto (the “Interest”).

In furtherance of the foregoing assignment:

1. The undersigned Class B Members represent and warrant that, as of the date hereof, they own beneficially and of record the Interest free and clear of any security interest or encumbrance of any nature, and the LLC Agreement is in full force and effect, free from default by any of the Class B Members.

2. The Class B Members acknowledge that the APT Collateral Assignment was executed in connection with NASSCO’s agreement to the Contract Change, dated August 7, 2006, to the Contract, and specifically was intended to provide a means for NASSCO to collect Damages to which it may be entitled pursuant to the Contract in the circumstances specified therein. The Class B Members further acknowledge that this Assignment is being executed in connection with (i) NASSCO’s consent for the APT Collateral Assignment to be replaced by this Assignment concurrently with the exchange of each of the Class B Members’ Class B Member Interest in APT for Class B Member Interest in APT Holding pursuant to the Assignment and Assumption and (ii) NASSCO’s execution of the Acknowledgement and Consent set forth on Exhibit B to Amendment No. 4 to Revolving Notes Facility Agreement dated as of April 23, 2010, by and among APT, each affiliate of APT signatory thereto, or, that becomes a party thereto from time to time, the lenders party thereto and Blackstone Corporate Debt Administration L.L.C., as administrative agent for such lenders ((i) and (ii) collectively, the “Consent”), and is intended to provide a continued means for NASSCO to collect Damages to which it may be entitled pursuant to the Contract in the circumstances specified therein.

3. NASSCO, as the assignee of the Class B Members hereunder, and on and subject to the terms and conditions hereof, shall have all rights, title and interests in, and to, all Distributions Received up to Forty Million Dollars ($40,000,000.00) until such time as NASSCO shall have received aggregate amounts equal to all Damages owing by the Class B Members to NASSCO in respect of Financing Defaults; provided, that as to each of Vessels 6, 7, 8 and 9, the aggregate amount of Damages to be satisfied from Distributions Received shall not exceed Ten Million Dollars ($10,000,000.00) per Vessel.

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4. The Class B Members agree that, from the date hereof until there shall have occurred a Satisfaction Event (as defined below), any and all Distributions Received up to but not in excess of Forty Million Dollars ($40,000,000.00) shall be delivered by the Class B Members (or their representative) to NASSCO in payment of any Damages owing by the Class B Members to NASSCO in respect of Financing Defaults.

5. The Class B Members agree that, if Damages remain owing by the Class B Members to NASSCO in respect of Financing Defaults at any time after one (1) year from Delivery of Vessel 5, then unless and until the Class B Members shall provide alternative collateral satisfactory to NASSCO to secure the Class B Members’ obligations to pay the unpaid Damages then owing, the Class B Members agree that they shall (i) vote the Interest in such commercially reasonable manner as NASSCO may direct from time to time so as to enable NASSCO to be paid all such Damages as promptly as practicable; (ii) provide prompt prior written notice to NASSCO of each meeting of the Members (as defined in the LLC Agreement) and each proposed consent to be given in writing pursuant to Section 9.3 of the LLC Agreement (each, a “Written Consent”), which notice shall specify the date of such meeting or the date on which such Written Consent is to be executed and delivered and the nature of the business to be transacted at such meeting or to be approved pursuant to such Written Consent, and shall attach the notice of meeting or proposed Written Consent, as applicable; (iii) request direction from NASSCO as to how to vote the Interest at each meeting of Members and whether to execute any Written Consent; and (iv) confirm to NASSCO in writing, prior to attending any meeting of Members or executing any Written Consent, that it will vote at such meeting or act in respect of such Written Consent as directed by NASSCO.

6. In furtherance of the Class B Members’ agreement in Section 5 above, but subject to the following sentence, the Class B Members hereby appoint NASSCO and NASSCO’s designees, and each of them individually, as the Class B Members’ proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of the Class B Members, to vote the Interest (at any meeting of the Members of APT Holding however called or any adjournment thereof), or to execute one or more Written Consents in respect of the Interest in such commercially reasonable manner as NASSCO may determine so as to enable NASSCO to be paid all such Damages as promptly as practicable. Such proxy, being coupled with an interest, is irrevocable, but may only be exercised by NASSCO from and after the one (1) year anniversary date of the Delivery of Vessel 5, provided that (A) there are unpaid Damages owing by the Class B Members to NASSCO on such date in respect of Financing Defaults, (B) the Class B Members shall have failed to perform their obligations under Section 5 above after notice and failure to cure within five (5) days (or, if a meeting of the Members is to be held or a Written Consent is to be executed within less than five (5) days, within such shorter period of time ending immediately prior to the date of such meeting or the deadline, if any, for executing such Written Consent so that NASSCO can vote pursuant to such proxy if the Class B Members have not confirmed in writing that they will vote as directed by NASSCO) and (C) the Class B Members shall not have theretofore provided alternative collateral satisfactory to NASSCO to secure their obligations to pay such Damages, until a Satisfaction Event shall have occurred. The Class B Members represent that any and all other proxies heretofore given in respect of the Interest are revocable, and that such other proxies have been revoked. The Class B Members affirm that the foregoing proxy: (i) is given (A) in connection with NASSCO agreeing to the Consent, and (B) to secure the performance of the Class B Members’ obligations under this Assignment; and (ii) is coupled with an interest and may not be revoked.

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7. From the date hereof until such time as any and all Damages owing by the Class B Members to NASSCO in respect of Financing Defaults shall have been paid in full (a “Satisfaction Event”), the Class B Members shall not directly or indirectly (i) sell, transfer, encumber (whether by grant of security or otherwise) or otherwise dispose of any or all of the Interest (or any right, title or interest thereto or therein, including any Special Class B Interest (as defined in the LLC Agreement)), or (ii) take any action that would have the effect of preventing or delaying the Class B Members from performing any of their obligations under this Assignment, except, in each case, if the Class B Members shall have provided, prior to taking any such action, alternative collateral satisfactory to NASSCO to secure the Class B Members’ obligation to pay Damages.

8. This Assignment is given as security for the obligations of the Class B Members in respect of any sums owing by the Class B Members to NASSCO under the Contract following a Financing Default.

9. Neither this Assignment nor any action or actions on the part of NASSCO or its designees shall constitute an assumption of any of the obligations of the Class B Members by NASSCO under the LLC Agreement, and the Class B Members shall continue to be liable for all obligations thereunder.

10. This Assignment shall be of no further force and effect from and after the occurrence of a Satisfaction Event.

11. The Class B Members hereby agree that they shall not agree to any amendment or modification of the LLC Agreement that would have a material adverse effect on the rights of the Class B Members to receive distributions from APT Holding, and shall not terminate the LLC Agreement, unless, in either case, the Class B Members shall have provided, prior to such amendment, modification or termination, alternative collateral satisfactory to NASSCO to secure the Class B Members’ obligations to pay the unpaid Damages then owing or, in the case of any such amendment or modification, NASSCO shall have consented in writing to such amendment or modification (such consent not to be unreasonably withheld).

12. This Assignment may not be assigned by either party hereto without the prior written consent of the other party, and shall be binding upon each party.

13. No waiver or amendment or modification of this Assignment shall be effective unless in writing and signed by all of the Class B Members and NASSCO.

14. The Class B Members agree to pay on demand all reasonable costs and expenses incurred by NASSCO in connection with the enforcement of any provision of this Assignment including, without limitation, reasonable attorneys’ and paralegals’ fees and litigation expenses, and such costs and expenses shall be in addition to any Damages, and shall not be subject to any limitations on recovery herein set forth.

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15. This Assignment and the rights and obligations of the parties hereto hereunder shall be governed by, and shall be construed and enforced in accordance with, the internal laws of the State of California, without regard to conflicts of laws principles that would require the application of the laws of a jurisdiction other than the State of California, except to the extent that the Uniform Commercial Code (“UCC”) provides that the validity or perfection of the liens securing the obligations, or remedies hereunder in respect of any particular collateral, are governed by the laws of a jurisdiction other than the State of California.

16. The parties hereto irrevocably waive all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Assignment and the transactions contemplated hereby, or the actions of NASSCO in connection herewith.

17. Any and all differences and disputes of whatsoever nature arising out of this Assignment which cannot be settled by the Parties themselves shall be subject to the provisions of Article 33 of the Contract.

18. The parties agree that irreparable damage would occur in the event that any of the provisions of Section 5 of this Assignment were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that NASSCO shall be entitled to injunctive relief and to enforce specifically the terms and provisions of Section 5 in the event of any breach of the provisions of Section 5 and the power of attorney granted in Section 6 is ineffective to enable NASSCO to act on behalf of the Class B Members in respect of the Interest, in any court of competent jurisdiction in San Diego County, California, this being in addition to any other remedy to which NASSCO is entitled at law or in equity.

19. This Assignment may be executed in any number of counterparts, each of which shall be an original but all of which taken together shall constitute one instrument. This Assignment shall become effective upon the execution and delivery of counterparts signed by each of the Assignors and accepted by the Assignee.

20. Each of the Class B Members hereby authorizes NASSCO to file UCC financing statement(s) or other records naming such Class B Member as debtor and NASSCO as secured party and any assignments, amendments and continuations thereof. Each such Class B Member hereby further acknowledges and agrees that NASSCO may file such financing statement(s) or other records in such office or offices as NASSCO deems necessary or desirable in order to maintain the validity, perfection and priority of the security interests provided for herein.

21. Upon the effectiveness of this Assignment, the collateral subject to the lien contemplated by this Assignment shall be both original collateral and proceeds of the collateral that was subject to the lien that arose under the APT Collateral Assignment. The proceeds lien shall, upon the effectiveness of this Assignment, be governed by the terms of this Assignment and not by the terms of the APT Collateral Assignment. In all other respects, the APT Collateral Assignment shall automatically terminate and be of no further force or effect, and all of NASSCO’s security interests in, and liens on, the Interest (as defined in the APT Collateral Assignment), other than the lien on the proceeds, shall be, without further action, automatically

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released and discharged. NASSCO hereby (a) authorizes each Class B Member to file such UCC termination statement(s) and other records as such Class B Member may reasonably deem necessary or desirable in connection with the terminations and releases described above, without the signature of NASSCO, to the extent permitted by law, and (b) agrees, at the reasonable request of any Class B Member, to execute such additional instruments and other writings, and take such other action, as any Class B Member may reasonably request to effect or evidence such terminations and releases. The immediately preceding sentence shall not apply, and no Class B Member will be authorized to file any UCC termination statement or other record, if the filing of the UCC termination statement or other record will result in the lien governed by this Assignment becoming subordinate to any other security interest or other lien in the same collateral.

[SIGNATURE PAGE TO FOLLOW]

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IN WITNESS WHEREOF, the Assignor has executed this Assignment as of this         day of APRIL, 2010.

ASSIGNORS

BLACKSTONE CAPITAL PARTNERS V USS, L.P.

By:	Blackstone Management Associates V USS L.L.C., its General Partner

By:	BMA V USS L.L.C., its Sole Member

By:
	Name:	David I. Foley
	Title:	Senior Managing Director

BLACKSTONE FAMILY INVESTMENT PARTNERSHIP V-A USS SMD L.P.

By:	Blackstone Family GP L.L.C., its General Partner

By:
	Name:	David I. Foley
	Title:	Senior Managing Director

BLACKSTONE PARTICIPATION PARTNERSHIP V USS L.P.

By:	BCP V USS Side-by-Side GP L.L.C., its General Partner

By:
	Name:	David I. Foley
	Title:	Senior Managing Director

BLACKSTONE FAMILY INVESTMENT PARTNERSHIP V USS L.P.

By:	BCP V USS Side-by-Side GP L.L.C., its General Partner

By:
	Name:	David I. Foley
	Title:	Senior Managing Director

BLACKSTONE MEZZANINE PARTNERS II USS L.P.

By:	Blackstone Mezzanine Associates II USS L.P., its General Partner

By:	Blackstone Mezzanine Management Associates II USS L.L.C., its General Partner

By:
	Name:	Marisa Beeney
	Title:	Managing Director

BLACKSTONE MEZZANINE HOLDINGS II USS L.P.

By:	BMP II USS Side by Side GP L.L.C., its General Partner

By:
	Name:	Marisa Beeney
	Title:	Managing Director

BLACKSTONE FAMILY MEZZANINE PARTNERSHIP II USS SMD L.P.

By:	Blackstone Family GP L.L.C., its General Partner

By:
	Name:	Marisa Beeney
	Title:	Managing Director

CERBERUS PARTNERS, L.P.

By:	Cerberus Associates, L.L.C., its general partner

By:
Name:
Title:

STYX PARTNERS, L.P.

By:	Styx Associates, LLC., its general partner

By:
Name:
Title:

ASSIGNEE

Agreed and Accepted by

NATIONAL STEEL AND SHIPBUILDING COMPANY

By:
	Name:	Robert E. Smith
	Title:	Vice President Finance/CFO

Exhibit C

FORM OF SUBSIDIARY LLC AGREEMENT

LIMITED LIABILITY COMPANY AGREEMENT

OF

[NAME OF JV SUBSIDIARY]

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[NAME OF JV SUBSIDIARY]

LIMITED LIABILITY COMPANY AGREEMENT

LIMITED LIABILITY COMPANY AGREEMENT of [            ], a Delaware limited liability company (“JV Subsidiary”) dated as of [            ], by American Petroleum Tankers Holding LLC, a Delaware limited liability company (“JV LLC” or the “Member”).

PRELIMINARY STATEMENTS

JV Subsidiary was formed as a limited liability company under and pursuant to the provisions of the Act (as hereinafter defined), pursuant to the filing of the Certificate (as hereinafter defined) on [            ].

21.1. Definitions.

a.	As used in this JV Subsidiary LLC Agreement, capitalized terms defined in the preamble and other Sections of this JV Subsidiary LLC Agreement shall have the meanings set forth therein, and capitalized terms that are defined in Section 1.01 of Annex A to the JV LLC Agreement shall have the meanings therefor set forth in such Annex A.

b.	The following terms shall have the following meanings when used herein:

“Certificate” means the certificate of formation filed with the Secretary of State of the State of Delaware on [    ], to form JV Subsidiary pursuant to the Act, as amended, modified, supplemented or restated from time to time, as the context requires.

“JV LLC Agreement” means the LLC Agreement of JV LLC, dated as of August 7, 2006, as amended, supplemented, amended and restated or otherwise modified from time to time.

“Dissolution Events” is defined in Section 17.

“Membership Interest” or “Interest” means the entire ownership interest in JV Subsidiary and the right to receive regular and liquidating distributions to the extent provided in this JV Subsidiary LLC Agreement, the right to participate in the management of the business and affairs of JV Subsidiary as set forth herein, including the right to vote on, consent to, or otherwise participate in any decision or action of or by JV Subsidiary granted pursuant to this JV Subsidiary LLC Agreement and the Act.

“Permitted Assets” means (a) a Vessel and any Approved Charters associated therewith and any other assets necessary or desireable for the proper operation and maintenance of such Vessel, (b) Financial Investments, and (c) Hedge Agreements.

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21.2. Rules of Construction.

This JV Subsidiary LLC Agreement and the definitions referred to in Section 1(a) shall be governed by, and construed in accordance with, the rules of construction set forth in Section 1.02 of Annex A to the JV LLC Agreement.

21.3. Name.

The name of JV Subsidiary shall be “[Insert Name]” and all business of JV Subsidiary shall be conducted in such name. JV LLC may change the name of JV Subsidiary at any time.

21.4. Purpose; Powers.

The purposes of JV Subsidiary are limited to: (a) acquiring, owning, holding, forming, selling, leasing, transferring, exchanging, operating and managing, making investments in, participating in, disposing of, and exercising rights with respect to, Permitted Assets; (b) engaging directly in, or entering into any agreement or other Contractual Obligation to engage directly or indirectly in, any business activity that is directly or indirectly related to the activities described in clause (a) above; (c) engaging in such additional business activities as are permitted under this JV Subsidiary LLC Agreement or otherwise as JV LLC, in accordance with the JV LLC Agreement, may direct in writing; (d) becoming a party to, and performing its obligations under, the Vessel Management Agreement, the Vessel Debt Documents and any other agreement required to be entered into therewith or otherwise required to engage directly or indirectly in any business permitted hereby and by the Transaction Documents; and (e) engaging in activities related or incidental to the foregoing. Subject to Section 12, JV Subsidiary shall have the power to do any and all acts necessary, appropriate, proper, advisable, incidental or convenient to or in furtherance of the purposes of JV Subsidiary set forth in this Section 4.

21.5. Principal Place of Business; Registered Office.

The principal place of business of JV Subsidiary shall be at [                ]. The registered office of JV Subsidiary in the State of Delaware shall be located at [                ].

21.6. Registered Agent.

The name and address of the registered agent for service of process on JV Subsidiary in the State of Delaware shall be [                ] with its address at [                ], or any successor as appointed by the Managing Member in accordance with the LLC Act.

21.7. Term.

The term of JV Subsidiary commenced on the date the Certificate was filed in the Office of the Secretary of State of the State of Delaware in accordance with the Act, and shall continue until the winding up and liquidation of JV Subsidiary and the completion of its business following a Dissolution Event as provided in Section 16 hereof.

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21.8. Member

At no time may JV Subsidiary have more than one member. Prior to any sale contemplated by Section 11.2 of the JV LLC Agreement, JV LLC shall be the sole member of JV Subsidiary.

21.9. Capital Contributions.

JV LLC may contribute cash or other property to JV Subsidiary as it shall decide, from time to time, provided that any such contribution is permissible under Section 4 hereof.

21.10. Tax Characterization and Returns.

For so long as JV LLC is the sole member of JV Subsidiary, it is the intention of JV LLC that JV Subsidiary be disregarded for federal income tax and all relevant state tax purposes and that the activities of JV Subsidiary be deemed to be the activities of JV LLC for such purposes. JV LLC is hereby authorized to file any necessary elections with any tax authorities.

21.11. Management.

The management of JV Subsidiary shall be vested solely in JV LLC, which shall have all powers to control and manage the business and affairs of JV Subsidiary and may exercise all powers of JV Subsidiary. JV LLC has delegated certain of its managerial responsibilities hereunder as more specifically set forth in the Vessel Management Agreement.

21.12. Restrictions on Authority of the Member and Activities of JV Subsidiary.

a.	Indebtedness. JV LLC shall not cause or permit JV Subsidiary to, nor shall JV Subsidiary, incur, assume or obligate itself by contract for any obligations owing by JV Subsidiary other than the Indebtedness under the Vessel Debt Documents and Indebtedness permitted to be incurred under the Vessel Debt Documents.

b.	Mergers. Except as permitted by the Transaction Documents, JV LLC shall not cause or permit JV Subsidiary to, nor shall JV Subsidiary, Legally merge or consolidate with or into any Person.

c.	Business Activities. JV LLC shall not cause or permit JV Subsidiary to, nor shall JV Subsidiary, engage in any activities other than those described in Section 4.

d.	Voluntary Bankruptcy. JV LLC shall not cause or permit JV Subsidiary, nor shall JV Subsidiary, commence any Voluntary Bankruptcy of JV Subsidiary.

e.	Additional Activities. Notwithstanding anything to the contrary contained herein, JV LLC shall not cause or permit JV Subsidiary to, nor shall JV Subsidiary, take any action (x) as to which the approval of the Required Directors is required under the JV LLC Agreement unless such approval is obtained or (y) which is prohibited to be taken pursuant to the JV LLC Agreement.

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21.13. Distributions.

JV LLC may cause JV Subsidiary to distribute any cash held by it or any other JV Subsidiary Property that is neither reasonably necessary for the operation of JV Subsidiary nor in violation of Sections 18-607 or 18-804 of the Act to JV LLC at any time.

21.14. Transfer.

JV LLC shall not Dispose of all or any part of its Membership Interest except as permitted under the JV LLC Agreement.

21.15. Distributions upon Dissolution.

Upon the occurrence of a Dissolution Event, JV LLC shall be entitled to receive, after paying or making reasonable provision for all of JV Subsidiary’s creditors to the extent required by Section 18-804 of the Act, the remaining JV Subsidiary Property.

21.16. Dissolution.

JV Subsidiary shall dissolve, and commence winding up and liquidating upon the first to occur of any of the following (collectively, “Dissolution Events”):

a.	JV LLC at the direction of the Required Directors shall have given its consent for JV Subsidiary to dissolve;

b.	a judicial dissolution of JV Subsidiary pursuant to Section 18-802 of the Act; and

c.	such time as there are no members of JV Subsidiary (provided, that if within ninety days following any event terminating the continued membership of JV LLC, the Personal Representative (as defined in the Act) of JV LLC agrees in writing to continue JV Subsidiary and to admit itself or some other Person as a member of JV Subsidiary effective as of the date of the occurrence of the event that terminated the continued membership of JV LLC, then JV Subsidiary shall not be dissolved and its affairs shall not be wound up).

Anything in this JV Subsidiary LLC Agreement to the contrary notwithstanding, for so long as any Obligation of JV Subsidiary is outstanding: (i) the Bankruptcy of JV LLC shall not cause JV LLC to cease to be a member of JV Subsidiary and upon the occurrence of such Bankruptcy, the business of JV Subsidiary shall continue without dissolution; (ii) JV LLC waives any right that it might have under Section 18-801(b) of the Act to agree in writing to dissolve JV Subsidiary upon the Bankruptcy of JV LLC or the occurrence of any event that causes JV LLC to cease to be a member of JV Subsidiary and (iii) the existence of JV Subsidiary as a separate legal entity shall continue until the cancellation of its Certificate as provided in the Act.

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21.17. Withdrawal.

JV LLC shall not withdraw from JV Subsidiary in respect of its Membership Interest.

21.18. Separateness Covenants.

JV Subsidiary covenants that:

a.	It shall: (i) maintain and prepare separate financial reports and financial statements, showing its assets and liabilities separate and apart from those of any other Person, and will not have its assets listed on the financial statement of any other Person; provided, however, that its assets may be included on a consolidated financial statement of its parent if: (A) such consolidated financial statement shall contain a footnote to the effect that JV Subsidiary’s assets are owned by JV Subsidiary, and (B) such assets shall be listed on JV Subsidiary’s own balance sheet; (ii) maintain its own books and records and bank accounts separate from those any other Person; (iii) shall not commingle or pool any of its funds and other assets with those of any Affiliate, any Member or any Affiliate of any Member or any other Person, and it shall hold all of its assets in its own name; (iv) not guarantee, become obligated for, or hold itself or its credit out to be responsible for, or available to satisfy, the debts or obligations of any other Person or control the decisions or actions respecting the daily business or affairs of any other Person (except as provided for in or permitted under the Transaction Documents); (v) not acquire equity interests of any Affiliate or of any Member or any of its Affiliates (other than Permitted Assets and except as otherwise provided for in or permitted under this JV Subsidiary LLC Agreement or the other Transaction Documents); (vi) maintain its assets in such a manner that it is not difficult to segregate, identify or ascertain such assets; (vii) shall not issue any minority equity interests; (viii) not assume, guarantee or pay the debts or obligations of any other Person or otherwise pledge its assets for the benefit of any other Person except as otherwise contemplated by the Transaction Documents; and (ix) maintain arm’s-length relationships with each of its Affiliates and not enter into business transactions with any of them unless such transactions are on terms and conditions that are not materially more or less favorable to such Affiliate than the terms and conditions that would be expected to have been obtained, under similar circumstances, from Persons who are not Affiliates; it being understood that the entering into of any Transaction Document and the performance thereof in accordance with its terms satisfies such standard.

b.	It has done, or caused to be done, and shall do, all things necessary to observe all Delaware limited liability company formalities and other organizational formalities, and preserve its existence.

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c.	JV Subsidiary shall not be consensually merged or legally consolidated with any other Person (other than certain Affiliates for financial reporting and federal tax purposes).

d.	JV Subsidiary shall not permit or suffer to exist any Liens on its assets other than Permitted Liens.

21.19. Limited Liability.

JV LLC shall have no liability for arty Obligations of JV Subsidiary except to the extent expressly required by the Act.

21.20. Amendment.

This JV Subsidiary LLC Agreement may be amended only in a writing signed by JV LLC and subject to the terms and conditions of the JV LLC Agreement.

21.21. Enforceability of Agreement.

Notwithstanding any other provision of this JV Subsidiary LLC Agreement to the contrary, JV LLC hereby agrees that this JV Subsidiary LLC Agreement constitutes a legal, valid and binding agreement of JV LLC.

21.22. Governing Law.

THE. LAWS OF THE STATE OF DELAWARE (WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES THAT WOULD PURPORT TO APPLY THE LAW OF ANY OTHER JURISDICTION) SHALL GOVERN THE VALIDITY OF THIS JV SUBSIDIARY LLC AGREEMENT, THE CONSTRUCTION OF ITS TERMS, AND THE INTERPRETATION OF THE RIGHTS AND DUTIES OF THE MEMBER OR MEMBERS OF JV SUBSIDIARY.

21.23. Severability.

Any provision of this JV Subsidiary LLC Agreement that is prohibited by or unenforceable in any relevant jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions thereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

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IN WITNESS WHEREOF, the undersigned has caused this Limited Liability Company Agreement to be executed as of the day and year first above written.

AMERICAN PETROLEUM TANKERS HOLDING LLC, the Sole Member

By:	BLACKSTONE CAPITAL PARTNERS V USS, L.P., its Managing Member

By:	BLACKSTONE MANAGEMENT ASSOCIATES V USS L.L.C., its General Partner

By:	BMA V USS L.L.C., its Sole Member

By:
Name:	David I. Foley
Title:	Senior Managing Director

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Exhibit D

FORM OF

ASSIGNMENT OF CLASS A INTERESTS

(American Petroleum Tankers Holding LLC)

This MEMBERSHIP INTEREST ASSIGNMENT AGREEMENT (this “Agreement”) is made and entered into as of “            ”             , 200    , by and among [Class A Member, a [            ]] (“Assignor”) and [designated assignee], a [            ] (“Assignee”).

W I T N E S S E T H:

WHEREAS, Assignor is the owner of [        ]% of the Class A Member Interests (the “Assignor Class A Member Interest”) in American Petroleum Tankers Holding LLC, a Delaware limited liability company (the “Company”);

WHEREAS, pursuant to Section l1.1 of the Limited Liability Company Agreement of the Company, dated as of April 23, 2010 (the “LLC Agreement”; terms used in this Agreement but not defined herein shall have the meanings given to such terms in the LLC Agreement), the Class B Members have the right, following the occurrence of any Triggering Event and subject to certain other conditions set forth in Section 11.1 of the LLC Agreement, to elect to purchase the Class A Member Interests of all of the Class A Members;

WHEREAS, a Triggering Event has occurred and the certain other conditions set forth in Section 11.1 of the LLC Agreement have been satisfied, and, as a consequence thereof, the Class B Member has delivered a Purchase Option Notice and desires to consummate the Purchase Option in accordance with the terms and conditions set forth in the LLC Agreement; and

WHEREAS, the Class B Members have designated Assignee as the Person to purchase the Assignor Class A Member Interests;

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for the good and valuable consideration specified in the LLC Agreement, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Assignment and Delegation. Assignor does hereby irrevocably from and after the Effective Time (as defined below) (a) sell, transfer, assign and deliver to Assignee all of Assignor’s right, title and interest in and to the Assignor Class A Member Interests (Assignor’s assigned interest, an “Assigned Interest”) and (b) transfer, delegate and deliver to Assignee all of Assignor’s obligations and liabilities in respect of the Assignor Class A Member Interests (Assignor’s delegated obligations, the “Delegated Obligations”).

THE ASSIGNED INTEREST IS SOLD AND TRANSFERRED IN “AS IS, WHERE IS” CONDITION AT THE EFFECTIVE TIME AND ASSIGNOR MAKES NO WARRANTIES, GUARANTEES, OR REPRESENTATIONS OF ANY KIND, EITHER

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EXPRESS OR IMPLIED, STATUTORY OR OTHERWISE. ASSIGNEE WAIVES, RELEASES AND RENOUNCES ALL WARRANTIES, OBLIGATIONS AND LIABILITIES OF ASSIGNOR, EXPRESS OR IMPLIED, ARISING BY LAW OR OTHERWISE, WITH RESPECT TO ANY NON-CONFORMITY OR DEFECT IN THE VESSELS OR OTHER TANGIBLE OR INTANGIBLE ITEMS SOLD OR TRANSFERRED UNDER THIS AGREEMENT, INCLUDING WITHOUT LIMITATION, ANY IMPLIED WARRANTY OF CONDITION, FITNESS FOR USE OR MERCHANTABILITY, ANY LIABILITY ARISING FROM STRICT LIABILITY IN TORT, PRODUCTS LIABILITY, IMPLIED WARRANTY ARISING FROM COURSE OF PERFORMANCE, COURSE OF DEALING OR USAGE OF TRADE, OR LOSS OF USE, PROFIT, OR OTHER CONSEQUENTIAL DAMAGES. Nothing in the foregoing is intended to limit or otherwise affect in any manner Assignor’s representations and warranties set forth in Section 5 of this Agreement.

Notwithstanding the foregoing, Assignor shall retain any and all rights of Assignor in and to each and every indemnity or other similar payment under the LLC Agreement, in each case, with respect to claims arising, or events, acts or omissions occurring, or circumstances existing, prior to the Effective Time.

2. Acceptance and Assumption. Assignee hereby from and after the Effective Time (i) accepts the assignment of Assignor’s Assigned Interest and (ii) assumes Assignor’s respective Delegated Obligations.

3. Effectiveness. This Agreement shall be effective upon the execution and delivery hereof and the payment of the purchase price payable to Assignor pursuant to Section 11.1 (the “Effective Time”).

4. Release. As of the Effective Time, Assignee, on its own behalf and on behalf of its members, affiliates, subsidiaries, managers, officers and external advisers (collectively, the “Releasing Parties”) grants to Assignor and their equity holders, affiliates, subsidiaries, managers, officers and external advisers (collectively, the “Released Parties”) a release as broad as permitted by law with respect to any liability, claim, or contingency or any other responsibility that may arise in relation with or derived from the operations of the Company carried out on or after the date hereof; provided, that the foregoing release shall not operate to release obligations of any Released Parties under this Agreement. Subject to the foregoing, each Releasing Party waives any right, action or claim of any kind against any Released Parties in relation with or derived from the operations of the Company carried out on or after the date hereof.

5. Representations of Assignor. Assignor hereby represents and warrants to Assignee that, as of the date hereof:

(a)	Assignor is the owner of its Assigned Interest; and

(b)	Assignor has not previously encumbered, sold or assigned the Assigned Interest (except with respect to encumbrances and other transfer restrictions imposed by the LLC Agreement and/or applicable laws (including, without limitation, applicable securities laws));

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6. Representations of Assignee. Assignee hereby represents and warrants to Assignee that, as of the date hereof all conditions to the exercise of the Purchase Option set forth in Section 11.1 of the LLC Agreement have been satisfied. By executing this Agreement, the Assignee hereby makes to the Company and each other Member each of the representations and warranties in Section 3.6(a) of the LLC Agreement.

7. Further Assurance. Each of the parties to this Agreement agrees that at any time and from time to time, it shall promptly and duly execute and deliver any and all such further instruments and documents and take such further action as may reasonably be necessary in order to give full effect to this Agreement and of the rights and powers herein granted.

8. Amendment. This Agreement may be changed, modified or terminated only by an instrument in writing signed by each of the parties hereto.

9. Governing Law. This Agreement shall be governed by and construed under the laws of the State of New York, without regard to the conflict of law principles thereof.

10. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

11. Entire Agreement. This Agreement constitutes the sole understanding of the parties with respect to the subject matter hereto.

[Signature pages following.]

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[N WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date indicated above.

ASSIGNOR

[CLASS A MEMBER]

By:
Name
Title

ASSIGNEE

[NAME OF ASSIGNEE]

By:
Name
Title

By its execution of this Agreement, American Petroleum Tankers Holding LLC hereby acknowledges that the Assignor shall be released from all of its obligations under the LLC Agreement accruing from and after the Effective Time.

AMERICAN PETROLEUM TANKERS HOLDING LLC

By:	Blackstone Capital Partners V USS, L.P., its Managing Member

By:	Blackstone Management Associates V USS L.L.C., its General Partner

By:	BMA V USS L.L.C., its Sole Member

By:
Name:	David I. Foley
Title:	Senior Managing Director

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